As filed with the Securities and Exchange Commission
                    on January 24, 1997
                                         Registration No. 333-19627

===================================================================
                SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549
                          ----------------

                         AMENDMENT NO. 1
                                to
                             FORM S-4
                      REGISTRATION STATEMENT
                              UNDER
                    THE SECURITIES ACT OF 1933


                    Continental Airlines, Inc.
      (Exact name of registrant as specified in its charter)
       Delaware                 4512                74-2099724
   (State or other       (Primary standard       (I.R.S. employer
   jurisdiction of           industrial           identification
   incorporation or     classification code          number)
    organization)             number)
                  2929 Allen Parkway, Suite 2010
                       Houston, Texas 77019
                          (713) 834-2950
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                     Jeffery A. Smisek, Esq.
      Executive Vice President, General Counsel and Secretary
                    Continental Airlines, Inc.
                  2929 Allen Parkway, Suite 2010
                       Houston, Texas 77019
                          (713) 834-2950
     (Name, address, including zip code, and telephone number, including area code, of agent for service)

                   Copies of correspondence to:

                     Stephen H. Shalen, Esq.
                Cleary, Gottlieb, Steen & Hamilton
                        One Liberty Plaza
                     New York, New York 10006


 Approximate date of commencement of proposed sale to the public:
  As soon as practicable after the Registration Statement becomes effective.


   If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: |_|



===================================================================

   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
===================================================================

                    CONTINENTAL AIRLINES, INC.
                      CROSS-REFERENCE SHEET

 Pursuant to Item 501(b) of Regulation S-K showing location in the Prospectus of Information Required by Items in Form S-4

             Item                     Location in Prospectus

1. Forepart of the             Facing Page of the Registration
    Registration                 Statement; Cross Reference Sheet;
    Statement and Outside        Outside Front Cover Page of
    Front Cover Page of          Prospectus
    Prospectus............

2. Inside Front and            Available Information; Outside Back
    Outside Back Cover           Cover Page of Prospectus
    Pages of Prospectus...

3. Risk Factors, Ratio of      Prospectus Summary; Risk Factors;
    Earnings to Fixed            The Company; Selected Financial
    Charges and Other            Data
    Information...........

4. Terms of the                Prospectus Summary; Risk Factors;
    Transaction...........       The Exchange Offer; Description of
                                 New Notes; Plan of Distribution;
                                 Certain Federal Income Tax
                                 Considerations

5. Pro Forma Financial         Not Applicable
    Information...........

6. Material Contracts          Not Applicable
    With the Company
    Being Acquired........

7. Additional Information      Not Applicable
    Required for
    Reoffering by Persons
    and Parties Deemed to
    be Underwriters.......

8. Interests of Named          Not Applicable
    Experts and Counsel...

9. Disclosure of               Not Applicable
    Commission Position
    on Indemnification
    for Securities Act
    Liabilities...........

10. Information with           Prospectus Summary; The Company;
    Respect to S-3               Recent Developments
    Registrants...........

11. Incorporation of           Available Information; Incorporation
    Certain Information          of Certain Documents by Reference
    by Reference..........

12. Information with           Not Applicable
    Respect to S-2 or S-3
    Registrants...........

13. Incorporation of           Not Applicable
    Certain Information
    by Reference..........

14. Information with           Not Applicable
    Respect to
    Registrants Other
    Than S-3 or S-2
    Registrants...........

15. Information with           Not Applicable
    Respect to S-3
    Companies.............

16. Information with           Not Applicable
    Respect to S-2 or S-3
    Companies.............

17. Information with           Not Applicable
    Respect to Companies
    Other Than S-3 or S-2
    Companies.............

18. Information if             Not Applicable
    Proxies, Consents or
    Authorizations Are To
    Be Solicited..........

19. Information if             Prospectus Summary; The Exchange
    Proxies, Consents or         Offer; Description of the Notes
    Authorizations Are
    Not To Be Solicited
    or in an Exchange
    Offer.................

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of any offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


            SUBJECT TO COMPLETION--DATED JANUARY 24, 1997



PROSPECTUS

                    Continental Airlines, Inc.

           Offer to Exchange 9 1/2% Senior Notes due 2001, which have been registered under the Securities Act of 1933, as amended,
       for any and all outstanding 9 1/2% Senior Notes due 2001

 The Exchange Offer will expire at 5:00 p.m., New York City time, on February 26, 1997, unless extended.

           The 9 1/2% Senior Notes due 2001 (the "New Notes") of Continental Airlines, Inc. ("Continental" or the "Company"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement of which this Prospectus is a part, are hereby offered, upon the terms and subject to the conditions set forth in this Prospectus and the accompanying letter of transmittal (the "Letter of Transmittal" and, together with this Prospectus, the "Exchange Offer"), in exchange for an equal principal amount of outstanding 9 1/2% Senior Notes due 2001 (the "Old Notes"), of which $250,000,000 aggregate principal amount is outstanding as of the date hereof. The New Notes and the Old Notes are collectively referred to herein as the "Notes".

           Any and all Old Notes that are validly tendered and not withdrawn on or prior to 5:00 P.M., New York City time, on the date the Exchange Offer expires, which will be February 26, 1997 (30 calendar days following the commence-ment of the Exchange Offer) unless the Exchange Offer is extended (such date, including as extended, the "Expiration Date") will be accepted for exchange. Tenders of Old Notes may be withdrawn at any time prior to 5:00 P.M., New York City time on the Expiration Date. The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being tendered for exchange. However, the Exchange Offer is subject to certain customary conditions, which may be waived by the Company, and to the terms of the Registration Rights Agreement, dated as of December 10, 1996, between the Company and Lehman Brothers Inc. (the "Initial Purchaser")(the "Registration Rights Agreement"). Old Notes may be tendered only in integral multiples of $1,000. See "The Exchange Offer".

           The New Notes will be entitled to the benefits of the same Indenture (as defined herein) that governs the Old Notes and will govern the New Notes. The form and terms of the New Notes are the same in all material respects as the form and terms of the Old Notes, except that the New Notes do not contain terms with respect to the interest rate step-up provisions and the New Notes have been registered under the Securities Act and therefore will not bear legends restricting the transfer thereof. See "The Exchange Offer" and "Description of the New Notes".

           The New Notes will be represented by permanent global notes in fully registered form and will be deposited with the Trustee as custodian for and registered in the name of a nominee of DTC. Beneficial interests in the permanent global notes will be shown on, and transfers thereof will be effected through, records maintained by DTC and its participants.

           Based on interpretations by the staff of the Securities and Exchange Commission (the "Commission"), as set forth in no-action letters issued to third parties, including Exxon Capital Holdings Corporation, SEC No-Action Letter (available April 13, 1989), Morgan Stanley & Co. Incorporated, SEC No-Action Letter (available June 5, 1991) and Shearman & Sterling, SEC No-Action Letter (available July 2, 1993) (collectively, the "Exchange Offer No-Action Letters"), the Company believes that the New Notes issued pursuant to the Exchange Offer may be offered for resale, resold or otherwise transferred by holders thereof (other than a broker-dealer who acquires such New Notes directly from the Trustee for resale pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act or any holder that is an "affiliate" of the Company as defined in Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holders' business and such holders are not engaged in, and do not intend to engage in, a distribution of such New Notes and have no arrangement with any person to participate in a distribution of such New Notes. By tendering the Old Notes in exchange for New Notes, each holder, other than a broker-dealer, will represent to the Company that: (i) it is not an affiliate of the Company (as defined in Rule 405 under the Securities Act) or a broker-dealer tendering Old Notes acquired directly from the Company for its own account; (ii) any New Notes to be received by it will be acquired in the ordinary course of its business; and
(iii) it is not engaged in, and does not intend to engage in, a distribution of such New Notes and has no arrangement or understanding to participate in a distribution of the New Notes. If a holder of Old Notes is engaged in or intends to engage in a distribution of the New Notes or has any arrangement or understanding with respect to the distribution of the New Notes to be acquired pursuant to the Exchange Offer, such holder may not rely on the applicable interpretations of the staff of the Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction. Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer (a "Participating Broker-Dealer") must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities. Pursuant to the Registration Rights Agreement, the Company has agreed that starting on the Expiration Date it will make this Prospectus available to any Participating Broker-Dealer for use in connection with any such resale. See "Plan of Distribution".

                                           (continued on next page)
           ------------------------------------------

           FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE
CONSIDERED BY PARTICIPANTS IN THE EXCHANGE OFFER, SEE "RISK
FACTORS" BEGINNING ON PAGE 9 OF THIS PROSPECTUS.
           ------------------------------------------


           THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

           ------------------------------------------

        The date of this Prospectus is January 27, 1997

(continued from cover page)

           The Company will not receive any proceeds from this offering. The Company has agreed to pay the expenses of the Exchange Offer. No underwriter is being utilized in connection with the Exchange Offer.


           THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL THE COMPANY ACCEPT SURRENDERS FOR EXCHANGE FROM, HOLDERS OF OLD NOTES IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES AND BLUE SKY LAWS OF SUCH JURISDICTION.


           The Old Notes have been designated as eligible for trading in the Private Offerings, Resale and Trading through Automated Linkages market. Prior to this Exchange Offer, there has been no public market for the New Notes. If such a market were to develop, the New Notes could trade at prices that may be higher or lower than their principal amount. Continental does not intend to apply for listing of the New Notes on any securities exchange or for quotation of the New Notes through The Nasdaq Stock Market's National Market or otherwise. The Initial Purchaser has previously made a market in the Old Notes and Continental has been advised that the Initial Purchaser currently intends to make a market in the New Notes, as permitted by applicable laws and regulations, after consummation of the Exchange Offer. The Initial Purchaser is not obligated, however, to make a market in the Old Notes or the New Notes and any such market making activity may be discontinued at any time without notice at the sole discretion of the Initial Purchaser. There can be no assurance as to the liquidity of the public market for the New Notes or that any active public market for the New Notes will develop or continue.
If an active public market does not develop or continue, the market price and liquidity of the New Notes may be adversely affected. See "Risk Factors--Absence of a Public Market for the New Notes".

                      AVAILABLE INFORMATION

           Continental is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information may be inspected and copied at the following public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549; Seven World Trade Center, 13th Floor, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may also be obtained from the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of prescribed rates. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy statements and other information regarding registrants that file electronically with the Commission, including Continental. In addition, reports, proxy statements and other information concerning Continental may be inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

   Continental is the successor to Continental Airlines
Holdings, Inc. ("Holdings"), which merged with and into Continental on April 27, 1993. Holdings had also been subject to the informational requirements of the Exchange Act.

   This Prospectus constitutes a part of a registration statement on Form S-4 (together with all amendments and exhibits, the "Registration Statement") filed by Continental with the Commission, through the Electronic Data Gathering, Analysis and Retrieval System ("EDGAR"), under the Securities Act, with respect to the New Notes offered hereby. This Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement for further information with respect to Continental and Holdings and the securities offered hereby. Although statements concerning and summaries of certain documents are included herein, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. These documents may be inspected without charge at the office of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies may be obtained at fees and charges prescribed by the Commission.

          INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

   The following documents filed with the Commission (File No. 0-9781) are hereby incorporated by reference in this Prospectus:
(i) Continental's Annual Report on Form 10-K for the year ended December 31, 1995 (as amended by Forms 10-K/A1 and 10-K/A2 filed on March 8 and April 10, 1996, respectively), (ii) Continental's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 1996, and (iii) Continental's Current Reports on Form 8-K, filed on January 31, March 26, May 7, June 27, July 22, September 16, October 2, October 10, November 21, December 5 and December 10, 1996, and January 6, 1997.

   All reports and any definitive proxy or information statements filed by Continental pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the New Notes offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference, or contained in this Prospectus, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

   This Prospectus incorporates documents by reference that are not presented herein or delivered herewith. These documents are available without charge to any person to whom a Prospectus is delivered, upon written or oral request of such person, from Continental Airlines, Inc., 2929 Allen Parkway, Suite 2010, Houston, Texas 77019, Attention: Secretary, telephone (713) 834-2950. In order to ensure timely delivery of the documents, any request should be made by February 19, 1997.

                        PROSPECTUS SUMMARY


      The following summary information is qualified in its entirety by the detailed information and financial statements (including the notes thereto) appearing elsewhere or incorporated by reference in this Prospectus. Prospective investors should consider carefully the matters discussed under the caption "Risk Factors". Unless otherwise stated or unless the context otherwise requires, references to "Continental" or the "Company" include Continental Airlines, Inc. and its predecessors and subsidiaries. All route, fleet, traffic and similar information appearing in this Prospectus is as of or for the year ended December 31, 1996, unless otherwise stated herein.

                           The Company

      Continental Airlines, Inc. is a major United States air carrier engaged in the business of transporting passengers, cargo and mail. Continental is the fifth largest United States airline (as measured by revenue passenger miles in the year ended December 31, 1996) and, together with its wholly owned subsidiary, Continental Express, Inc. ("Express"), and its 91%-owned subsidiary, Continental Micronesia, Inc. ("CMI"), serves 189 airports worldwide.

      The Company operates its route system primarily through domestic hubs at Newark, Houston Intercontinental and Cleveland, and a Pacific hub on the neighboring islands of Guam and Saipan. Each of Continental's three domestic hubs is located in a large business and population center, contributing to a high volume of "origin and destination" traffic. The Guam/Saipan hub is strategically located to provide service from Japanese and other Asian cities to popular resort destinations in the western Pacific. Continental is the primary carrier at each of these hubs, accounting for 56%, 79%, 56% and 68% of average daily jet departures, respectively.

      Continental directly serves 132 U.S. cities, with additional cities (principally in the western and southwestern United States) connected to Continental's route system under agreements with America West Airlines, Inc. ("America West"). Internationally, Continental flies to 57 destinations and offers additional connecting service through alliances with foreign carriers. Continental operates 58 weekly departures to five European cities and markets service to eight other cities through code-sharing agreements. Continental recently announced new service from Newark to Dusseldorf, Germany, which is scheduled to commence March 19, 1997, and to Lisbon, Portugal, scheduled to commence May 1, 1997, and an agreement with Air France for a joint marketing arrangement that will involve service from Newark and Houston to Paris. Continental is one of the leading airlines providing service to Mexico and Central America, serving more destinations in Mexico than any other United States airline. In addition, Continental flies to four cities in South America. Through its Guam/Saipan hub, Continental provides extensive service in the western Pacific, including service to more Japanese cities than any other United States carrier.


      The Company is a Delaware corporation. Its executive offices are located at 2929 Allen Parkway, Suite 2010, Houston,
Texas 77019, and its telephone number is (713) 834-2950.

                        The Exchange Offer

Registration Rights          The Old Notes were  issued on  December
Agreement................    10,  1996  to  the  Initial  Purchaser.
                             The Initial Purchaser placed the Old
                             Notes with institutional investors.
                             In connection therewith, the Company
                             and the Initial Purchaser entered
                             into the Registration Rights
                             Agreement, providing, among other
                             things, for the Exchange Offer. See
                             "The Exchange Offer".
The Exchange Offer.......    New   Notes  are   being   offered   in
                             exchange for an equal principal  amount
                             of Old  Notes.  As of the date  hereof,
                             $250,000,000     aggregate    principal
                             amount  of Old  Notes  is  outstanding.
                             Old  Notes  may  be  tendered  only  in
                             integral multiples of $1,000.

Resale of New Notes......    Based on  interpretations  by the staff
                             of  the  Commission,  as set  forth  in
                             no-action   letters   issued  to  third
                             parties,  including the Exchange  Offer
                             No-Action    Letters,    the    Company
                             believes  that  the  New  Notes  issued
                             pursuant to the  Exchange  Offer may be
                             offered   for    resale,    resold   or
                             otherwise    transferred   by   holders
                             thereof  (other  than  a  broker-dealer
                             who  acquires  such New Notes  directly
                             from the  Company  for resale  pursuant
                             to Rule 144A  under the  Securities Act
                             or any other available  exemption under
                             the  Securities  Act or any holder that
                             is an  "affiliate"  of the  Company  as
                             defined   in   Rule   405   under   the
                             Securities  Act),   without  compliance
                             with the  registration  and  prospectus
                             delivery  provisions of the  Securities
                             Act,  provided  that such New Notes are
                             acquired  in  the  ordinary  course  of
                             such   holders'   business   and   such
                             holders  are not engaged in, and do not
                             intend to engage in, a distribution  of
                             such New Notes and have no  arrangement
                             with any  person  to  participate  in a
                             distribution  of  such  New  Notes.  By
                             tendering  the Old  Notes  in  exchange
                             for New Notes, each holder,  other than
                             a broker-dealer,  will represent to the
                             Company   that:   (i) it   is   not  an
                             affiliate  of the  Company  (as defined
                             under Rule 405 of the  Securities  Act)
                             or a broker-dealer  tendering Old Notes
                             acquired  directly from the Company for
                             its own account;  (ii) any New Notes to
                             be received by it were  acquired in the
                             ordinary  course of its  business;  and
                             (iii) it  is not  engaged  in, and does
                             not    intend   to    engage    in,   a
                             distribution  of such New Notes and has
                             no  arrangement  or   understanding  to
                             participate  in a  distribution  of the
                             New  Notes.  If a holder  of Old  Notes
                             is  engaged  in or intends to engage in
                             a distribution  of the New Notes or has
                             any arrangement or  understanding  with
                             respect to the  distribution of the New
                             Notes to be  acquired  pursuant  to the
                             Exchange  Offer,  such  holder  may not
                             rely on the applicable  interpretations
                             of  the  staff  of the  Commission  and
                             must comply with the  registration  and
                             prospectus  delivery   requirements  of
                             the Securities  Act in connection  with
                             any   secondary   resale   transaction.
                             Each  Participating  Broker-Dealer that
                             receives  New Notes for its own account
                             pursuant  to the  Exchange  Offer  must
                             acknowledge  that  it  will  deliver  a
                             prospectus  in   connection   with  any
                             resale of such New  Notes.  The  Letter
                             of   Transmittal   states  that  by  so
                             acknowledging   and  by   delivering  a
                             prospectus,       a       Participating
                             Broker-Dealer  will  not be  deemed  to
                             admit  that  it  is  an   "underwriter"
                             within the  meaning  of the  Securities
                             Act.  This  Prospectus,  as it  may  be
                             amended  or  supplemented  from time to
                             time,  may be used  by a  Participating
                             Broker-Dealer    in   connection   with
                             resales  of  New  Notes   received   in
                             exchange  for Old Notes  where such Old
                             Notes    were    acquired    by    such
                             Participating    Broker-Dealer   as   a
                             result of  market-making  activities or
                             other trading  activities.  The Company
                             has  agreed   that,   starting  on  the
                             Expiration   Date  and  ending  on  the
                             close of  business  180 days  after the
                             Expiration  Date,  it  will  make  this
                             Prospectus     available     to     any
                             Participating  Broker-Dealer for use in
                             connection  with any such  resale.  See
                             "Plan  of   Distribution".   To  comply
                             with  the  securities  laws of  certain
                             jurisdictions,  it may be  necessary to
                             qualify  for sale or  register  the New
                             Notes  prior  to  offering  or  selling
                             such  New  Notes.   The   Company   has
                             agreed,  pursuant  to the  Registration
                             Rights   Agreement   and   subject   to
                             certain specified  limitations therein,
                             to  register  or qualify  the New Notes
                             for offer or sale under the  securities
                             or    "blue    sky"    laws   of   such
                             jurisdictions  as may be  necessary  to
                             permit  the  holders  of New  Notes  to
                             trade   the  New  Notes   without   any
                             restrictions  or limitations  under the
                             securities  laws of the several  states
                             of the United States.

Consequences of Failure
to Exchange Old Notes....    Upon   consummation   of  the  Exchange
                             Offer,  subject to certain  exceptions,
                             holders   of  Old   Notes  who  do  not
                             exchange  their Old Notes for New Notes
                             in the  Exchange  Offer  will no longer
                             be entitled to registration  rights and
                             will  not be  able  to  offer  or  sell
                             their Old Notes,  unless such Old Notes
                             are  subsequently  registered under the
                             Securities   Act  (which,   subject  to
                             certain   limited    exceptions,    the
                             Company  will  have  no  obligation  to
                             do),  except  pursuant to an  exemption
                             from, or in a  transaction  not subject
                             to, the  Securities  Act and applicable
                             state   securities   laws.   See  "Risk
                             Factors--Risk  Factors  Relating  to the
                             Notes and the  Offering--Consequences of
                             Failure to Exchange"  and "The Exchange
                             Offer--Terms of the Exchange Offer".

Expiration Date..........    5:00  p.m., New York City time, on
                             February 26, 1997 (30 calendar
                             days following the  commencement of the
                             Exchange  Offer),  unless the  Exchange
                             Offer is  extended,  in which  case the
                             term   "Expiration   Date"   means  the
                             latest  date  and  time  to  which  the
                             Exchange Offer is extended.

Interest on the New Notes    The New Notes will  accrue  interest at
                             the   applicable  per  annum  rate  set
                             forth  on  the   cover   page  of  this
                             Prospectus,   from  the  last  date  on
                             which  interest  was  paid  on the  Old
                             Notes  surrendered in exchange therefor
                             or, if no interest has been paid,  from
                             the  Issue  Date  of  such  Old  Notes.
                             Interest  on the New  Notes is  payable
                             on  June  15 and  December  15 of  each
                             year.

Conditions to the            The Exchange  Offer is not  conditioned
Exchange Offer...........    upon any  minimum  principal  amount of
                             Old Notes being tendered for
                             exchange. However, the Exchange
                             Offer is subject to certain
                             customary conditions, which may be
                             waived by the Company. See "The
                             Exchange Offer--Conditions". Except
                             for the requirements of applicable
                             federal and state securities laws,
                             there are no federal or state
                             regulatory requirements to be
                             complied with or obtained by the
                             Company in connection with the
                             Exchange Offer.

Procedures for Tendering     Each  holder  of Old Notes  wishing  to
Old Notes................    accept   the   Exchange    Offer   must
                             complete, sign and date the Letter
                             of Transmittal, or a facsimile
                             thereof, in accordance with the
                             instructions contained herein and
                             therein, and mail or otherwise
                             deliver such Letter of Transmittal,
                             or such facsimile, together with the
                             Old Notes to be exchanged and any
                             other required documentation to the
                             Exchange Agent (as defined herein)
                             at the address set forth herein or
                             effect a tender of Old Notes
                             pursuant to the procedures for
                             book-entry transfer as provided for
                             herein. See "The Exchange
                             Offer--Procedures for Tendering" and
                             "--Book Entry Transfer".

Guaranteed Delivery          Holders   of  Old  Notes  who  wish  to
Procedures...............    tender  their  Old  Notes and whose Old
                             Notes are not immediately available
                             or who cannot deliver their Old
                             Notes and a properly completed
                             Letter of Transmittal or any other
                             documents required by the Letter of

                             Transmittal to the Exchange Agent
                             prior to the Expiration Date may
                             tender their Old Notes according to
                             the guaranteed delivery procedures
                             set forth in "The Exchange
                             Offer--Guaranteed Delivery
                             Procedures".

Withdrawal Rights........    Tenders  of Old Notes may be  withdrawn
                             at any  time  prior to 5:00  p.m.,  New
                             York  City  time,  on  the   Expiration
                             Date.  To  withdraw  a  tender  of  Old
                             Notes,    a   written   or    facsimile
                             transmission  notice of withdrawal must
                             be  received by the  Exchange  Agent at
                             its  address  set  forth  herein  under
                             "The  Exchange   Offer--Exchange  Agent"
                             prior  to  5:00  p.m.,  New  York  City
                             time, on the Expiration Date.

Acceptance of Old Notes
and Delivery of New Notes    Subject to certain conditions,  any and
                             all  Old  Notes   that  are   properly
                             tendered  in the  Exchange  Offer prior
                             to 5:00 p.m.,  New York City  time,  on
                             the  Expiration  Date will be  accepted
                             for  exchange.  The  New  Notes  issued
                             pursuant to the Exchange  Offer will be
                             delivered    promptly   following   the
                             Expiration   Date.  See  "The  Exchange
                             Offer--Terms of the Exchange Offer".

Certain Tax                  The  exchange  of  New  Notes  for  Old
Considerations...........    Notes  should not be a sale or exchange
                             or   otherwise  a  taxable   event  for
                             Federal   income  tax   purposes.   See
                             "Certain   U.S.   Federal   Income  Tax
                             Consequences".

Exchange Agent...........    Texas     Commerce     Bank    National
                             Association is serving as exchange
                             agent (the "Exchange Agent") in
                             connection with the Exchange Offer.

Fees and Expenses........    All expenses  incident to the Company's
                             consummation  of the Exchange Offer and
                             compliance   with   the    Registration
                             Rights  Agreement  will be borne by the
                             Company. See "The Exchange Offer--Fees and Expenses".

Use of Proceeds..........    There will be no cash proceeds  payable
                             to  Continental  from the  issuance  of
                             the New Notes  pursuant to the Exchange
                             Offer.  The  proceeds  from the sale of
                             the Old  Notes  were  used for  general
                             corporate   purposes.   See   "Use   of
                             Proceeds".

                  Summary of Terms of New Notes

      The Exchange Offer relates to the exchange of up to $250,000,000 aggregate principal amount of Old Notes for up to an equal aggregate principal amount of New Notes. The New Notes will be entitled to the benefits of the same Indenture that governs the Old Notes and will govern the New Notes. The form and terms of the New Notes are the same in all material respects as the form and terms of the Old Notes, except that the New Notes do not contain terms with respect to interest rate step-up provisions and the New Notes have been registered under the Securities Act and therefore will not bear legends restricting the transfer thereof. See "Description of the Notes".

Maturity Date.............  December 15, 2001.

Interest Payment Dates....  June 15 and December 15, commencing on
                            June 15, 1997.

Optional Redemption.......  The New Notes will be redeemable at the option of the Company, in whole or from
                            time to time in part, at any time, on
                            not less than 20 nor more than 60 days'
                            prior notice at a redemption price
                            equal to the sum of (i) the principal
                            amount thereof, plus (ii) accrued and
                            unpaid interest, if any, to the
                            redemption date (subject to the right
                            of holders of record on relevant record
                            dates to receive interest due on an
                            interest payment date), plus (iii) a
                            Make-Whole Premium, if any. See
                            "Description of the Notes--Redemption".

Change of Control.........  Upon the occurrence of a Change of
                            Control Triggering Event, each holder
                            of New Notes will have the right to
                            require the Company to repurchase all
                            or any part of such holder's New Notes
                            at an offer price in cash equal to 101%
                            of the aggregate principal amount
                            thereof, plus accrued and unpaid
                            interest, if any, to the date of
                            purchase. See "Description of the
                            Notes--Certain Covenants--Purchase of
                            Notes Upon a Change of Control
                            Triggering Event".

Ranking...................  The New Notes will be senior unsecured unsubordinated obligations of the
                            Company and will rank pari passu with
                            all other unsecured unsubordinated
                            obligations of the Company. See
                            "Description of the Notes".

Covenants.................  The Indenture under which the New Notes will be issued will contain certain
                            covenants that, among other things,
                            will limit the ability of the Company
                            and its subsidiaries to pay dividends,
                            engage in transactions with
                            stockholders and affiliates, sell
                            assets, engage in mergers and
                            consolidations and make investments in
                            unrestricted subsidiaries. See
                            "Description of the Notes--Certain
                            Covenants".

                           RISK FACTORS

      Prospective purchasers of the New Notes should carefully review the information contained and incorporated by reference in this Prospectus and should particularly consider the following matters:

Risk Factors Relating to the Company

  Continental's History of Operating Losses

      Although Continental recorded net income of $224 million in 1995 and $272 million in the nine months ended September 30, 1996, it had experienced significant operating losses in the previous eight years. In the long term, Continental's viability depends on its ability to sustain profitable results of operations.

  Leverage and Liquidity

      Continental has successfully negotiated a variety of agreements to increase its liquidity. Nevertheless, Continental remains more leveraged and has significantly less liquidity than certain of its competitors, several of whom have available lines of credit and/or significant unencumbered assets. Accordingly, Continental may be less able than certain of its competitors to withstand a prolonged recession in the airline industry.

      As of September 30, 1996, Continental and its consolidated subsidiaries had approximately $1.7 billion (including current maturities) of long-term indebtedness and capital lease obligations and had approximately $870 million of minority interest, Continental-obligated mandatorily redeemable preferred securities of subsidiary trust, redeemable warrants, redeemable preferred stock and common stockholders' equity. On December 10, 1996, the Company consummated the offer and sale of the Old Notes. Common stockholders' equity reflects the adjustment of the Company's balance sheet and the recording of assets and liabilities at fair market value as of April 27, 1993 in accordance with fresh start reporting.

      During the first and second quarters of 1995, in connection with negotiations with various lenders and lessors, Continental ceased or reduced contractually required payments under various agreements, which produced a significant number of events of default under debt, capital lease and operating lease agreements. Through agreements reached with the various lenders and lessors, Continental has cured all of these events of default. The last such agreement was put in place during the fourth quarter of 1995.

      As of September 30, 1996, Continental had approximately $865 million of cash and cash equivalents, including restricted cash and cash equivalents of $70 million. Continental does not have general lines of credit and has significant encumbered assets.

      Prior to the third quarter of 1996, Continental had firm commitments with The Boeing Company ("Boeing") to take delivery of 43 new jet aircraft during the years 1997 through 2002. During the third quarter of 1996, Continental amended the terms of its commitments with Boeing to take delivery of a total of 61 jet aircraft during the years 1997 through 2003 with options for an additional 23 aircraft. These amendments changed the aircraft mix and timing of delivery of aircraft, in order to more closely match Continental's anticipated future aircraft needs. Subsequent to the third quarter of 1996, Continental exercised options with respect to six such aircraft and in connection with such exercise, was granted new options for six additional aircraft. In addition, in October 1996, Continental placed an order with Boeing for 60 firm 737-500 and 737-600 aircraft that will replace older, less efficient Stage 2 aircraft between August 1997 and December 1999, with options for 25 additional 737-600 aircraft. The estimated aggregate cost of the Company's firm commitment Boeing aircraft is approximately $4.3 billion. The Company has commitments of approximately $1.4 billion of backstop financing for its Boeing aircraft orders. Continental currently plans to finance these new aircraft using enhanced equipment trust certificates or similar financing, subject to availability and market conditions. However, further financing will be needed to satisfy the Company's capital commitments for new Boeing aircraft, and for other aircraft related expenditures such as spare parts, simulators (including for the Company's new Embraer
(EMB) 145 aircraft described below) and related items. There can be no assurance that sufficient financing will be available for all aircraft and other capital expenditures not covered by firm financing commitments. The Company has also entered into agreements or letters of intent with several outside parties to lease five DC-10-30 aircraft and one Boeing 747 aircraft and to purchase three DC-10-30 aircraft and two MD-82 aircraft. As of December 31, 1996, five of these aircraft have been delivered, and the remaining six aircraft are expected to be delivered during the period from January 1, 1997 through mid-year 1997. Also, in October 1996, the Company secured a credit facility in the amount of $74.5 million in relation to the purchase of the three DC10-30 and two MD-82 aircraft.

      In addition, in March 1996, Express entered into an agreement to acquire eight new ATR aircraft, all of which have been delivered. The aircraft are being accounted for as operating leases. In conjunction with the acquisition, the Company returned eight older ATR aircraft accounted for as capital leases. In September 1996, Express announced an order for 25 firm EMB-145 50-seat regional jets with options for an additional 175 aircraft. Express plans to sublease these aircraft from Continental. Neither Express nor Continental will have any obligation to take aircraft that are not financed by a third party and leased to Continental. Express took delivery of the first two of the firm aircraft in late December 1996 and will take delivery of the remaining 23 firm aircraft during the period from January 1, 1997 through the third quarter of 1998 and currently anticipates deploying its new regional jet aircraft initially in Cleveland. Continental expects to account for all of these aircraft as operating leases.

      For 1996, Continental expects to incur cash expenditures under operating leases relating to aircraft of approximately $568 million, compared with $521 million for 1995, and approximately $229 million relating to facilities and other rentals, approximately the same amount as for 1995. In addition, Continental has capital requirements relating to compliance with regulations that are discussed below. See "Regulatory Matters".

      In July 1996, CMI consummated a $320 million secured term loan financing with a group of banks and other financial institutions. The loan was made in two tranches--a $180 million five-year amortizing term loan with a floating interest rate of LIBOR plus 175 basis points and a $140 million seven-year amortization extended loan. The loan is secured by the stock of CMI and substantially all its unencumbered assets, consisting primarily of CMI's route authorities, and is guaranteed by Continental and Air Micronesia, Inc. ("AMI"), the parent company of CMI which is 91% owned by Continental.

      CMI used the net proceeds of the financing to prepay $160 million in principal amount of indebtedness to General Electric and its subsidiaries (together, "GE") and to pay transaction costs, and Continental used the $136 million in proceeds received by it as an indirect dividend from CMI, together with approximately $28 million in cash on hand, to prepay approximately $164 million in principal amount of indebtedness to GE. The bank financing does not contain any restrictive covenants at the Continental parent level, and none of the assets of Continental Airlines, Inc. (other than its stock in AMI) is pledged in connection with the new financing.

      The bank financing contains significant financial covenants relating to CMI, including maintenance of a minimum fixed charge coverage ratio, a minimum consolidated net worth and minimum liquidity, and covenants restricting CMI's leverage, its incurrence of certain indebtedness and its pledge of assets. The financial covenants also limit the ability of CMI to pay dividends to Continental.

      Also in July 1996, the Company announced its plan to expand its gates and related facilities in Terminal B as well as planned improvements at Terminal C, at Continental's Houston Intercontinental Airport hub. The expansion is expected to cost approximately $150 million, which the Company expects will be funded principally by the issuance of tax-exempt debt by the applicable municipal authority. In connection therewith, the Company expects to enter into long-term leases (or amendments to existing leases) with the applicable municipal authority containing rental payments sufficient to service the related tax-exempt debt.

  Aircraft Fuel

      Since fuel costs constitute a significant portion of Continental's operating costs (approximately 12.5% for the year ended December 31, 1995 and 12.8% for the nine months ended September 30, 1996), significant changes in fuel costs would materially affect the Company's operating results. Jet fuel prices have recently increased significantly. Fuel prices continue to be susceptible to international events, and the Company cannot predict near or longer-term fuel prices. The Company has entered into petroleum option contracts to provide some short-term protection (currently approximately two months) against a sharp increase in jet fuel prices. In the event of a fuel supply shortage resulting from a disruption of oil imports or otherwise, higher fuel prices or curtailment of scheduled service could result.

  Certain Tax Matters

      The Company's United States federal income tax return for the year ended December 31, 1995 reflects net operating loss carryforwards ("NOLs") of $2.6 billion, subject to audit by the Internal Revenue Service, of which $1.3 billion are not subject to the limitations of Section 382 of the Internal Revenue Code ("Section 382"). As a result, the Company will not pay United States federal income taxes (other than alternative minimum tax) until it has recorded approximately an additional $1.3 billion of taxable income following December 31, 1995. For financial reporting purposes, Continental began accruing tax expense on its income statement during the second quarter of 1996.

      Section 382 imposes limitations on a corporation's ability to utilize NOLs if it experiences an "ownership change". In general terms, an ownership change may result from transactions increasing the ownership of certain stockholders in the stock of a corporation by more than 50 percentage points over a three-year period. In the event that an ownership change should occur, utilization of Continental's NOLs would be subject to an annual limitation under Section 382 determined by multiplying the value of the Company's stock (including both common and preferred stock) at the time of the ownership change by the applicable long-term tax exempt rate (which was 5.75% for December 1996). Unused annual limitations may be carried over to later years, and the amount of the limitation may under certain circumstances be increased by the built-in gains in assets held by the Company at the time of the change that are recognized in the five-year period after the change. Under current conditions, if an ownership change were to occur, Continental's NOL utilization would be limited to approximately $110 million per year.

      In connection with the Company's reorganization under Chapter 11 of the U.S. bankruptcy code effective April 27, 1993, (the "Reorganization") and the recording of assets and liabilities at fair market value under the American Institute of Certified Public Accountants' Statement of Position 90-7 "Financial
Reporting by Entities in Reorganization Under the Bankruptcy Code" ("SOP 90-7"), the Company recorded a deferred tax liability at April 27, 1993, net of the amount of the Company's estimated realizable NOLs as required by Statement of Financial Accounting Standards No. 109--"Accounting for Income Taxes". Realization of a substantial portion of the Company's NOLs will require the completion during the five-year period following the Reorganization of transactions resulting in recognition of built-in gains for federal income tax purposes. The Company has consummated one such transaction, which had the effect of realizing approximately 40% of the built-in gains required to be realized over the five-year period, and currently intends to consummate one or more additional transactions. If the Company were to determine in the future that not all such transactions will be completed, an adjustment to the net deferred tax liability of up to $116 million would be charged to income in the period such determination was made.

  CMI

      CMI's operating profit margins have consistently been greater than the Company's margins overall. In addition to its non-stop service between Honolulu and Tokyo, CMI's operations focus on the neighboring islands of Guam and Saipan, resort destinations that cater primarily to Japanese travelers. Because the majority of CMI's traffic originates in Japan, its results of operations are substantially affected by the Japanese economy and changes in the value of the yen as compared to the dollar. Appreciation of the yen against the dollar during 1993 and 1994 increased CMI's profitability and a decline of the yen against the dollar may be expected to decrease it. The yen has declined against the dollar during 1996 as compared to 1995. To reduce the potential negative impact on CMI's dollar earnings, CMI, from time to time, purchases average rate options as a hedge against a portion of its expected net yen cash flow position. Any significant and sustained decrease in traffic or yields to and from Japan could materially adversely affect Continental's consolidated profitability.

No Limitation on Incurrence of Debt or Limitation on Liens

      The Indenture that governs the New Notes does not contain any provisions that would limit the ability of the Company or its subsidiaries to incur indebtedness or to encumber assets. As a result, claims of secured creditors of the Company and its subsidiaries will have priority over claims of holders of the New Notes with respect to such secured assets. In addition, claims of holders of the New Notes will be effectively subordinate to the claims of creditors of the Company's subsidiaries, including trade creditors.

Risk Factors Relating to the Airline Industry

  Industry Conditions and Competition

      The airline industry is highly competitive and susceptible to price discounting. The Company has in the past both responded to discounting actions taken by other carriers and initiated significant discounting actions itself. Continental's competitors include carriers with substantially greater financial resources, as well as smaller carriers with lower cost structures. Airline profit levels are highly sensitive to, and during recent years have been severely impacted by, changes in fuel costs, fare levels (or "average yield") and passenger demand. Passenger demand and yields have been adversely affected by, among other things, the general state of the economy, international events and actions taken by carriers with respect to fares. From 1990 to 1993, these factors contributed to the domestic airline industry's incurring unprecedented losses. Although fare levels have increased recently, fuel costs have also increased significantly. In addition, significant industry-wide discounts could be reimplemented at any time, and the introduction of broadly available, deeply discounted fares by a major United States airline would likely result in lower yields for the entire industry and could have a material adverse effect on the Company's operating results.

      The airline industry has consolidated in past years as a result of mergers and liquidations and may further consolidate in the future. Among other effects, such consolidation has allowed certain of Continental's major competitors to expand (in particular) their international operations and increase their market strength. Furthermore, the emergence in recent years of several new carriers, typically with low cost structures, has further increased the competitive pressures on the major United States airlines. In many cases, the new entrants have initiated or triggered price discounting. Aircraft, skilled labor and gates at most airports continue to be readily available to start-up carriers. Although management believes that Continental is better able than some of its major competitors to compete with fares offered by start-up carriers because of its lower cost structure, competition with new carriers or other low cost competitors on Continental's routes could negatively impact Continental's operating results.

  Regulatory Matters

      In the last several years, the United States Federal Aviation Administration (the "FAA") has issued a number of maintenance directives and other regulations relating to, among other things, retirement of older aircraft, collision avoidance systems, airborne windshear avoidance systems, noise abatement, commuter aircraft safety and increased inspections and maintenance procedures to be conducted on older aircraft. The Company expects to continue incurring expenses for the purpose of complying with the FAA's noise and aging aircraft regulations. In addition, several airports have recently sought to increase substantially the rates charged to airlines, and the ability of airlines to contest such increases has been restricted by federal legislation, U.S. Department of Transportation regulations and judicial decisions.

      Management believes that the Company benefited significantly from the expiration of the aviation trust fund tax (the "ticket tax") on December 31, 1995, although the amount of any such benefit directly resulting from the expiration of the ticket tax cannot precisely be determined. The ticket tax was reinstated on August 27, 1996, and expired again on December 31, 1996. Management believes that the ticket tax will be reimposed again in 1997 and that such reimposition will have a negative impact on the Company. Nevertheless, the amount of the negative impact directly resulting from the reimposition of the ticket tax cannot be precisely determined.

      Additional laws and regulations have been proposed from time to time that could significantly increase the cost of airline operations by imposing additional requirements or restrictions on operations. Laws and regulations have also been considered that would prohibit or restrict the ownership and/or transfer of airline routes or takeoff and landing slots. Also, the availability of international routes to United States carriers is regulated by treaties and related agreements between the United States and foreign governments that are amendable. Continental cannot predict what laws and regulations may be adopted or their impact, but there can be no assurance that laws or regulations currently proposed or enacted in the future will not adversely affect the Company.

Risk Factors Relating to the Notes and the Offering

Consequences of Failure to Exchange

      Holders of Old Notes who do not exchange their Old Notes for New Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Notes as set forth in the legend thereon as a consequence of the issuance of the Old Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Old Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company does not currently anticipate that it will register the Old Notes under the Securities Act. To the extent that Old Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Old Notes could be adversely affected.

Absence of a Public Market for the New Notes

      Prior to the Exchange Offer, there has been no public market for the New Notes. If such a market were to develop, the New Notes could trade at prices that may be higher or lower than their principal amount. Continental does not intend to apply for listing of the New Notes on any securities exchange or for quotation of the New Notes on The Nasdaq Stock Market's National Market or otherwise. Continental has been advised by the Initial Purchaser that it currently intends to make a market in the New Notes, as permitted by applicable laws and regulations, after consummation of the Offering. The Initial Purchaser is not obligated, however, to make a market in the Old Notes or the New Notes, and any such market making activity may be discontinued at any time without notice at the sole discretion of the Initial Purchaser. There can be no assurance as to the liquidity of the public market for the New Notes or that any active public market for the New Notes will develop or continue. If an active public market does not develop or continue, the market price and liquidity of the New Notes may be adversely affected.

                       RECENT DEVELOPMENTS

  Stock Split

      On June 26, 1996, the Board of Directors of the Company declared a two-for-one stock split (the "Stock Split") pursuant to which (a) one share of the Company's Class A common stock, par value $.01 per share ("Class A common stock"), was issued for each share of Class A common stock outstanding on July 2, 1996 and (b) one share of the Company's Class B common stock, par value $.01 per share ("Class B common stock"), was issued for each share of Class B common stock outstanding on such date. Shares issuable pursuant to the Stock Split were distributed on or about July 16, 1996.

  Corporate Governance

      On June 26, 1996, at the Company's annual meeting of stockholders, the Company's stockholders approved changes proposed by the Company to its Certificate of Incorporation, which, together with amendments to the Company's Bylaws previously approved by the Company's Board of Directors (collectively, the "Amendments"), generally eliminated special classes of directors (except for the right of Air Partners, L.P. ("Air Partners") to elect one-third of the directors in certain circumstances as described below) and supermajority provisions, and made a variety of other modifications aimed at streamlining the Company's corporate governance structure. The Amendments, as a whole, reflect the reduction of the equity interest of Air Canada in the Company, as described below, and the decision of the former directors designated by Air Canada not to stand for reelection, along with the expiration of various provisions of the Company's Certificate of Incorporation and Bylaws specifically included at the time of the Company's reorganization in 1993.

      The Amendments also provide that, at any time after January 1, 1997, shares of Class A common stock may be freely converted into an equal number of shares of Class B common stock. Under agreements put in place at the time of the Company's reorganization in 1993, and designed in part to ensure compliance with the foreign ownership limitations applicable to United States air carriers, in light of the substantial stake in the Company then held by Air Canada, holders of Class A common stock were not permitted under the Company's Certificate of Incorporation to convert their shares to Class B common stock. In recent periods, the market price of Class A common stock has generally been below the market price of Class B common stock, which the Company believes is attributable in part to the reduced liquidity present in the trading market for Class A common stock. A number of Class A common stockholders requested that the Company provide for free convertibility of Class A common stock into Class B common stock, and in light of the reduction of Air Canada's equity stake, the Company determined that the restriction was no longer necessary. Any such conversion would effectively increase the relative voting power of those Class A common stockholders who do not convert.

      On April 19, 1996, the Company's Board of Directors approved certain agreements (the "Agreements") with its two major stockholders, Air Canada and Air Partners. The Agreements contain a variety of arrangements intended generally to reflect the intention that Air Canada expressed to the Company of divesting its investment in Continental during December 1996 or early 1997, subject to market conditions. Air Canada indicated to the Company that its original investment in Continental had become less central to Air Canada in light of other initiatives it has undertaken--particularly expansion within Canada and exploitation of the 1995 Open Skies agreement to expand Air Canada's own flights into the U.S. Because of these initiatives, Air Canada determined it appropriate to redeploy the funds invested in the Company into other uses in Air Canada's business. Air Canada sold its remaining shares of the Company's common stock on January 9, 1997. The Agreements also reflect the distribution by Air Partners, effective March 29, 1996, to its investors (the "AP Investors") of all of the shares of the Class B common stock held by Air Partners and the desire of some of the AP Investors to realize the increase in value of their investment in the Company by selling all or a portion of their shares of Class B common stock.

      Among other things, the Agreements required the Company to file a registration statement under the Securities Act to permit the sale by Air Canada of 4,400,000 shares of Class B common stock held by it and the sale by certain of the AP Investors of an aggregate of 3,460,480 such shares pursuant to an underwritten public offering arranged by the Company (the "Secondary Offering"). The Secondary Offering was completed on May 14, 1996.

The Agreements provided for the following additional steps to be taken in connection with the completion of the Secondary
Offering:

    o in light of its reduced equity stake in the Company, Air Canada was no longer entitled to designate nominees to the Board of Directors of the Company, caused the four then-present or former members of the Air Canada board who served as directors of Continental to decline nomination for reelection as directors and converted all of its Class A common stock to Class B common stock;

    o Air Canada and Air Partners entered into a number of agreements restricting, prior to December 16, 1996, further disposition of the common stock of the Company held by either of them; and

    o each of the existing agreements among the parties was modified in a number of respects to reflect, among other matters, the changing composition of the respective equity interests of the parties.

      The Company and Air Canada also entered into a memorandum of understanding, subject to the fulfillment of certain conditions, regarding modifications to certain of the Company's existing "synergy" agreements with Air Canada, which covered items such as maintenance and ground facilities, and resolved certain outstanding commercial issues under the agreements. In May 1996, the Company entered into an agreement with Air Partners for the cash sale by Air Partners to the Company from time to time at Air Partners' election for the one-year period beginning August 15, 1996, of up to an aggregate of $50 million in intrinsic value (then-current Class B common stock price minus exercise price) of Air Partners' warrants to purchase Class B common stock ("Class B Warrants"). In connection with this agreement, the Company reclassified $50 million from common equity to redeemable warrants. On November 21, 1996, Air Partners exercised its right, and the Company subsequently purchased, for $50 million, warrants to purchase 2,614,379 shares of Class B common stock.

      Air Partners currently holds approximately 9.6% of the common equity interests and 39.0% of the general voting power of the Company. If all of the warrants held by Air Partners were exercised, approximately 19.7% of the common equity and 51.0% of the general voting power would be held by Air Partners.

      Because certain aspects of the Agreements raised issues under the change in control provisions of certain of the Company's employment agreements and employee benefit plans, these agreements and plans were modified to provide a revised change of control definition that the Company believes is appropriate in light of the prospective changes to its equity ownership structure. In connection with the modifications, payments were made to certain employees, benefits were granted to certain employees and options equal to 10% of the amount of the options previously granted to each optionee were granted (subject to certain conditions) to substantially all employees holding outstanding options.

      In December 1996, Ben Baldanza, Executive Vice President-
Marketing of the Company, resigned.

                         USE OF PROCEEDS

      There will be no cash proceeds payable to Continental from the issuance of the New Notes pursuant to the Exchange Offer. The proceeds from the sale of the Old Notes were used for general corporate purposes.

                RATIO OF EARNINGS TO FIXED CHARGES

      The following information for the years ended December 31, 1991 and 1992 and for the period January 1, 1993 through April 27, 1993 relates to Continental's predecessor, Holdings. Information for the period April 28, 1993 through December 31, 1993, for the years ended December 31, 1994 and 1995 and for the nine months ended September 30, 1995 and 1996 relates to Continental. The information as to Continental has not been prepared on a consistent basis of accounting with the information as to Holdings due to Continental's adoption, effective April 27, 1993, of fresh start reporting in accordance with SOP 90-7.

      For the years ended December 31, 1991 and 1992, for the periods January 1, 1993 through April 27, 1993 and April 28, 1993 through December 31, 1993, and for the year ended December 31, 1994, earnings were not sufficient to cover fixed charges. Additional earnings of $316 million, $131 million, $979 million, $60 million and $667 million, respectively, would have been required to achieve ratios of earnings to fixed charges of 1.0. The ratio of earnings to fixed charges for the year ended December 31, 1995 was 1.53. The ratio of earning to fixed charges for the nine months ended September 30, 1995 and September 30, 1996 was
1.61 and 1.88, respectively, and for the three months ended September 30, 1995 and September 30, 1996 was 1.81 and 1.36, respectively. For purposes of calculating this ratio, earnings consist of earnings before taxes and minority interest plus interest expense (net of capitalized interest), the portion of rental expense representative of interest expense and amortization of previously capitalized interest. Fixed charges consist of interest expense and the portion of rental expense representative of interest expense.

                     SELECTED FINANCIAL DATA

      The following tables set forth selected financial data of
(i) the Company for the three and nine months ended September 30, 1996 and 1995, the years ended December 31, 1995 and 1994 and the period from April 28, 1993 through December 31, 1993 and (ii) Holdings for the period from January 1, 1993 through April 27, 1993. The consolidated financial data of both the Company, for the years ended December 31, 1995 and 1994 and for the period from April 28, 1993 through December 31, 1993, and Holdings, for the period from January 1, 1993 through April 27, 1993, are derived from their respective audited consolidated financial statements. On April 27, 1993, in connection with the Reorganization, the Company adopted fresh start reporting in accordance with SOP 90-7. A vertical black line is shown in the table below to separate Continental's post-reorganized consolidated financial data from the pre-reorganized consolidated financial data of Holdings since they have not been prepared on a consistent basis of accounting. The consolidated financial data of the Company for the three and nine months ended September 30, 1996 and 1995 are derived from its unaudited consolidated financial statements, which include all adjustments (consisting solely of normal recurring accruals) that the Company considers necessary for the presentation of the financial position and results of operations for these periods. Operating results for the three and nine months ended September 30, 1996 are not necessarily indicative of the results that may be expected for the year ending December 31, 1996. See the Company's consolidated financial statements, including the notes thereto, incorporated by reference herein.

                              Three Months Ended
                                  September 30,
                              --------------------
                               1996           1995
                              ------         -----
                                  (unaudited)

Statement of Operations
    Data:

Operating Revenue:
    Passenger............      $1,546        $1,402
    Cargo, mail and other         125           113
                               ------        ------
                                1,671         1,515
                               ------        ------
Operating Expenses:
    Wages, salaries and
      related costs......         397           356
    Aircraft fuel........         201           171
    Commissions..........         135           126
    Aircraft rentals.....         128           122
    Maintenance,
      materials and
      repairs............         118           119
    Other rentals and              89            87
    landing fees.........
    Depreciation and               63            63
    amortization.........
    Nonrecurring
    charge(1)............         128            --
    Other................         335           318
                               ------        ------
                                1,594         1,362
                               ------        ------
Operating Income (Loss)..          77           153
                               ------        ------
Nonoperating Income
    (Expense):
    Interest expense.....         (40)          (52)
    Interest capitalized.           1             1
    Interest income......          11             9
    Reorganization                 --            --
    items, net...........
    Other, net...........          (2)            2
                               ------        ------

                                  (30)          (40)
                               ------        ------
Income (Loss) before
    Income Taxes,
    Minority Interest
    and Extraordinary
    Gain or Loss.........          47           113
Net Income (Loss)........      $   18        $  111
Earnings (Loss) per
    Common and Common
    Equivalent Share(6)..      $ 0.25       $  1.54
                               =======       =======

Earnings (Loss) per
    Common Share
    Assuming Full              $ 0.25       $  1.34
    Dilution(6)..........      =======       =======








                            Nine Months Ended             Year Ended
                               September 30,              December 31,
                           --------------------       --------------------
                            1996           1995        1995           1994
                           ------         -----       ------         -----
                           (In millions of dollars, except per share data)
                                             (unaudited)
Statement of Operations
    Data:

Operating Revenue:
    Passenger............   $4,440        $3,997       $5,302       $5,036

    Cargo, mail and other      359           405          523          634
                            ------        ------       ------       ------
                             4,799         4,402        5,825        5,670
                            ------        ------       ------       ------
Operating Expenses:
    Wages, salaries and
      related costs......    1,139         1,079        1,432(2)     1,532
    Aircraft fuel........      558           508          681          741
    Commissions..........      398           376          489          439
    Aircraft rentals.....      379           370          497          433
    Maintenance,
      materials and
      repairs............      349           317          429          495
    Other rentals and          258           271          356          392
    landing fees.........
    Depreciation and           195           192          253          258
    amortization.........
    Nonrecurring               128            --           --           --
    charge(1)............
    Other................      969           998        1,303        1,391
                            ------        ------       ------       ------
                             4,373         4,111        5,440        5,681
                            ------        ------       ------       ------
Operating Income (Loss)..      426           291          385          (11)
                            ------        ------       ------       -------
Nonoperating Income
    (Expense):
    Interest expense.....     (129)         (162)        (213)        (241)
    Interest capitalized.        2             5            6           17
    Interest income......       30            22           31           23
    Reorganization
    items, net...........       --            --           --           --
    Other, net...........       19           110(3)       101(3)      (439)(4)
                            ------        --------     --------     --------

                               (78)          (25)         (75)        (640)
                            ------        ------       ------       ------
Income (Loss) before
    Income Taxes,
    Minority Interest
    and Extraordinary
    Gain or Loss.........      348           266          310         (651)
Net Income (Loss)........   $  272        $  183       $  224       $ (613)
Earnings (Loss) per
    Common and Common
    Equivalent Share(6)..   $ 4.16       $  2.93      $  3.60      $(11.88)
                            =======       =======      =======      =======

Earnings (Loss) per
    Common Share
    Assuming Full           $ 3.50       $  2.68      $  3.15      $(11.88)
    Dilution(6)..........   =======       =======      =======      ========




                          Period from
                          Reorganization        Period from
                          (April 28, 1993)      January 1, 1993
                          through December      through
                          31, 1993              April 27, 1993
                          ----------------      ---------------


Statement of Operations
    Data:

Operating Revenue:
    Passenger............      $3,493             $1,622
    Cargo, mail and other         417                235
                               ------             ------
                                3,910              1,857
                               ------             ------
Operating Expenses:
    Wages, salaries and
      related costs......       1,000                502
    Aircraft fuel........         540                272
    Commissions..........         378                175
    Aircraft rentals.....         261                154
    Maintenance,
      materials and
      repairs............         363                184
    Other rentals and
    landing fees.........         258                120
    Depreciation and              162                 77
    amortization.........
    Nonrecurring
    charge(1)............          --                 --
    Other................         853                487
                               ------             ------
                                3,815              1,971
                               ------             ------
Operating Income (Loss)..          95               (114)
                               ------             ------
Nonoperating Income
    (Expense):
    Interest expense.....        (165)               (52)
    Interest capitalized.           8                  2
    Interest income......          14                 --
    Reorganization                 --               (818)
    items, net...........
    Other, net...........          (4)                 5
                               ------             ------

                                 (147)              (863)
                               ------             ------
Income (Loss) before
    Income Taxes,
    Minority Interest             (52)              (977)
    and Extraordinary
    Gain or Loss.........
Net Income (Loss)........      $  (39)            $2,640(5)
Earnings (Loss) per
    Common and Common
    Equivalent Share(6)..      $ (1.17)              N.M.(7)
                               =======               =======

Earnings (Loss) per
    Common Share
    Assuming Full              $ (1.17)              N.M.(7)
    Dilution(6)..........      ========              =======






                                                    As of       As of
                                                   September    December
                                                   30,          31,
                                                   1996         1995
                                                   ---------    --------
                                                  (In millions of dollars)
                                                  (unaudited)
Balance Sheet Data:
Assets:
Cash and Cash Equivalents, including restricted
Cash and Cash Equivalents of $70 and $144,
  respectively(8)................................. $   865    $   747
Other Current Assets..............................     638        568
Total Property and Equipment, Net.................   1,510      1,461
Routes, Gates and Slots, Net......................   1,488      1,531
Other Assets, Net.................................     482        514
                                                   ---------  ---------
   Total Assets..................................  $ 4,983      4,821
                                                   =========  =========

Liabilities and Stockholders' Equity:
Current Liabilities............................... $ 2,129    $ 1,984
Long-term Debt and Capital Leases.................   1,391      1,658
Deferred Credits and Other Long-term Liabilities..     593        564
Minority Interest.................................      16         27
  Continental-Obligated Mandatorily Redeemable
  Preferred Securities of Subsidiary Trust holding
  solely Convertible Subordinated Debentures(9)...     242        242
Redeemable Warrants(10)...........................      50         --
Redeemable Preferred Stock........................      45         41
Common Stockholders' Equity.......................     517        305
                                                   ---------  ---------
   Total Liabilities and Stockholders' Equity..... $ 4,983    $ 4,821
                                                   =========  =========


(1) Includes a $128 million nonrecurring charge recorded in the third quarter of 1996 associated primarily with the decision to accelerate the replacement of its DC-9-30, DC-10-10, 727-200, 737-100, and 737-200 aircraft. In connection with its decision to accelerate the replacement of such aircraft, the Company wrote down its Stage 2 aircraft inventory that is not expected to be consumed through operations to its estimated fair value, and recorded a provision for costs associated with the return of leased aircraft at the end of their respective lease terms.
(2) Includes a $20 million cash payment in 1995 by the Company in connection with a 24-month collective bargaining agreement entered into by the Company and the Independent Association of Continental Pilots.
(3) Includes gain on a series of transactions whereby the Company and its subsidiary, Continental CRS Interests, Inc. ("Continental CRS"), formerly known as System One Information Management, Inc. ("System One") and AMADEUS, a European computerized reservation system transferred a substantial portion of System One's assets, as well as certain liabilities, to System One Management, L.L.C. ("LLC"), a newly formed limited liability company.
(4) Includes a provision of $447 million recorded in the fourth quarter of 1994 associated with the planned early retirement of certain aircraft and closed or underutilized airport and maintenance facilities and other assets.
(5) Reflects a $3.6 billion extraordinary gain from extinguishment of debt.
(6) On June 26, 1996, the Company announced the Stock Split with respect to the Company's Class A common stock and Class B common stock. Accordingly, the earnings per share information has been restated to give effect to the Stock Split.
(7) Historical per share data for Holdings is not meaningful since the Company has been recapitalized and has adopted fresh start reporting as of April 27, 1993.
(8) Restricted cash and cash equivalents agreements relate primarily to workers' compensation claims and the terms of certain other agreements. In addition, CMI is required by loan agreements to maintain certain minimum consolidated net worth and liquidity levels, which effectively restrict the amount of cash available to Continental from CMI.
(9) The sole assets of the Trust are Convertible Subordinated Debentures, with an aggregate principal amount of $250 million, which bear interest at the rate of 8 1/2% per annum and mature on December 1, 2020. Upon repayment, the Continental-Obligated Mandatorily Redeemable Preferred Securities of Subsidiary Trust will be mandatorily redeemed.
(10) The Company agreed to repurchase up to $50 million of intrinsic value (the then-current Class B common stock price minus exercise price) of Class B Warrants at the election of Air Partners during the one-year period commencing August 15, 1996. On November 21, 1996, Air Partners exercised its right, and the Company subsequently purchased, for $50 million, warrants to purchase 2,614,379 shares of Class B common stock.

                        THE EXCHANGE OFFER

      The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and reference is made to the provisions of the Registration Rights Agreement, which has been filed as an exhibit to the Registration Statement and a copy of which is available as set forth under the heading "Available Information".


Terms of the Exchange Offer

General

      In connection with the issuance of the Old Notes pursuant to a Purchase Agreement dated as of December 4, 1996, between the Company and the Initial Purchaser, the Initial Purchaser and its respective assignees became entitled to the benefits of the Registration Rights Agreement.

      Under the Registration Rights Agreement, the Company is obligated to use its best efforts to (i) file the Registration Statement of which this Prospectus is a part for a registered exchange offer with respect to an issue of new Notes identical in all material respects to the Old Notes within 45 calendar days after December 10, 1996, the date the Old Notes were issued (the "Issue Date"), (ii) cause the Registration Statement to become effective within 60 days after filing of the Registration Statement, (iii) cause the Registration Statement to remain effective until the closing of the Exchange Offer and (iv) to consummate the Exchange Offer within 30 calendar days after the date the Registration Statement is declared effective by the Commission. The Company will keep the Exchange Offer open for a period of not less than 30 calendar days. The Exchange Offer being made hereby, if commenced and consummated within the time periods described in this paragraph, will satisfy those requirements under the Registration Rights Agreement.

      Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal (which together constitute the Exchange Offer), all Old Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date will be accepted for exchange. New Notes of the same class will be issued in exchange for an equal principal amount of outstanding Old Notes accepted in the Exchange Offer. Old Notes may be tendered only in integral multiples of $1,000. This Prospectus, together with the Letter of Transmittal, is being sent to all registered holders as of January 27, 1997. The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being tendered for exchange. However, the obligation to accept Old Notes for exchange pursuant to the Exchange Offer is subject to certain conditions as set forth herein under "--Conditions".

      Old Notes shall be deemed to have been accepted as validly tendered when, as and if the Trustee has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders of Old Notes for the purposes of receiving the New Notes and delivering New Notes to such holders.

      Based on interpretations by the staff of the Commission, as set forth in no-action letters issued to third parties, including the Exchange Offer No-Action Letters, the Company believes that the New Notes issued pursuant to the Exchange Offer may be offered for resale, resold or otherwise transferred by holders thereof (other than a broker-dealer who acquires such New Notes directly from the Company for resale pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act or any holder that is an "affiliate" of the Company as defined in Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holders' business and such holders are not engaged in, and do not intend to engage in, a distribution of such New Notes and have no arrangement with any person to participate in a distribution of such New Notes. By tendering the Old Notes in exchange for New Notes, each holder, other than a broker-dealer, will represent to the Company that:
(i) it is not an affiliate of the Company (as defined in Rule
405 under the Securities Act) or a broker-dealer tendering Old Notes acquired directly from the Company for its own account; (ii) any New Notes to be received by it will be acquired in the ordinary course of its business; and (iii) it is not engaged in, and does not intend to engage in, a distribution of such New Notes and has no arrangement or understanding to participate in a distribution of the New Notes. If a holder of Old Notes is engaged in or intends to engage in a distribution of the New Notes or has any arrangement or understanding with respect to the distribution of the New Notes to be acquired pursuant to the Exchange Offer, such holder may not rely on the applicable interpretations of the staff of the Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction. Each
Participating Broker-Dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities. The Company has agreed that, starting on the Expiration Date and ending on the close of business 180 days after the Expiration Date, it will make this Prospectus available to any Participating Broker-Dealer for use in connection with any such resale. See "Plan of Distribution".

      In the event that any changes in law or the applicable interpretations of the staff of the Commission do not permit Continental to effect the Exchange Offer, if the Registration Statement is not declared effective within 60 calendar days after the filing thereof with the Commission under certain circumstances or the Exchange Offer is not consummated within 30 days after the effectiveness of the Registration Statement under certain other circumstances, at the request of a holder not eligible to participate in the Exchange Offer or under certain other circumstances described in the Registration Rights Agreement, Continental will, in lieu of effecting the registration of the New Notes pursuant to the Registration Statement and at no cost to the holders of Old Notes, (a) as promptly as practicable, file with the Commission a shelf registration statement (the "Shelf Registration Statement") covering resales of the Old Notes, (b) use its best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act by the 105th calendar day after the Issue Date and (c) use its best efforts to keep effective the Shelf Registration Statement for a period of three years after its effective date (or for such shorter period as shall end when all of the Old Notes covered by the Shelf Registration Statement have been sold pursuant thereto or may be freely sold pursuant to Rule 144 under the Securities Act).

      In the event that neither the consummation of the Exchange Offer nor the declaration by the Commission of the Shelf Registration Statement to be effective (each a "Registration Event") occurs on or prior to the 105th calendar day following the Issue Date, the interest rate per annum borne by the Old Notes will be increased by 0.50% effective from and including such 105th day to, but excluding, the date on which a Registration Event occurs. In the event that the Shelf Registration Statement ceases to be effective at any time, during the period the Company is required to keep such Shelf Registration Statement effective, for more than 60 days, whether or not consecutive, during any 12-month period, the interest rate per annum borne by the Old Notes will be increased by 0.50% from the 61st day of the applicable 12-month period such Shelf Registration Statement ceases to be effective until such time as the Shelf Registration Statement again becomes effective.

      Upon consummation of the Exchange Offer, subject to certain exceptions, holders of Old Notes who do not exchange their Old Notes for New Notes in the Exchange Offer will no longer be entitled to registration rights and will not be able to offer or sell their Old Notes, unless such Old Notes are subsequently registered under the Securities Act (which, subject to certain limited exceptions, the Company will have no obligation to do), except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. See "Risk Factors--Risk Factors Relating to the Notes--Consequences of Failure to Exchange".

Expiration Date; Extensions; Amendments; Termination

      The term "Expiration Date" shall mean February 26, 1997 (30 calendar days following the commencement of the Exchange Offer), unless the Company, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date to which the Exchange Offer is extended. Notwithstanding any extension of the Exchange Offer, if the Exchange Offer is not consummated by February 26, 1997, the interest rate borne by the Notes is subject to increase. See "--General".

      In order to extend the Expiration Date, the Company will notify the Exchange Agent of any extension by oral or written notice and will notify the holders of the Old Notes by means of a press release or other public announcement prior to 9:00 A.M., New York City time, on the next business day after the previously scheduled Expiration Date. Such announcement may state that the Company is extending the Exchange Offer for a specified period of time.

      The Company reserves the right (i) to delay acceptance of any Old Notes, to extend the Exchange Offer or to terminate the Exchange Offer and not permit acceptance of Old Notes not previously accepted if any of the conditions set forth herein under "-- Conditions" shall have occurred and shall not have been waived by the Company, by giving oral or written notice of such delay, extension or termination to the Exchange Agent, or (ii) to amend the terms of the Exchange Offer in any manner deemed by it to be advantageous to the holders of the Old Notes. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the Exchange Agent. If the Exchange Offer is amended in a manner determined by the Company to constitute a material change, the Company will promptly disclose such amendment in a manner reasonably calculated to inform the holders of the Old Notes of such amendment.

      Without limiting the manner in which the Company may choose to make public announcement of any delay, extension, amendment or termination of the Exchange Offer, the Company shall have no obligation to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely release to an appropriate news agency.

Interest on the New Notes

      The New Notes will accrue interest at the applicable per annum rate from the last date on which interest was paid on the Old Notes surrendered in exchange therefor or, if no interest has been paid, from the Issue Date of such Old Notes. Interest on the New Notes is payable on June 15 and December 15 of each year commencing June 15, 1997.

Procedures for Tendering

      To tender in the Exchange Offer, a holder must complete, sign and date the Letter of Transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal, and mail or otherwise deliver such Letter of Transmittal or such facsimile, together with any other required documents, to the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date. In addition, either (i) certificates for such Old Notes must be received by the Exchange Agent along with the Letter of Transmittal, (ii) a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such Old Notes, if such procedure is available, into the Exchange Agent's account at The Depository Trust Company (the "Book-Entry Transfer Facility") pursuant to the procedure for book-entry transfer described below, must be received by the Exchange Agent prior to the Expiration Date or (iii) the holder must comply with the guaranteed delivery procedures described below. THE METHOD OF DELIVERY OF OLD NOTES, LETTERS OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDERS. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, BE USED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY. NO LETTERS OF TRANSMITTAL OR OLD NOTES SHOULD BE SENT TO THE COMPANY. Delivery of all documents must be made to the Exchange Agent at its address set forth below. Holders may also request their respective brokers, dealers, commercial banks, trust companies or nominees to effect such tender for such holders.

      The tender by a holder of Old Notes will constitute an agreement between such holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

      Only a holder of Old Notes may tender such Old Notes in the Exchange Offer. The term "holder" with respect to the Exchange Offer means any person in whose name Old Notes are registered on the books of the Company or any other person who has obtained a properly completed bond power from the registered holder.

      Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on his behalf. If such beneficial owner wishes to tender on his own behalf, such beneficial owner must, prior to completing and executing the Letter of Transmittal and delivering his Old Notes, either make appropriate arrangements to register ownership of the Old Notes in such owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

      Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by any member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor" institution within the meaning of Rule 17Ad-15 under the Exchange Act (each an "Eligible Institution") unless the Old Notes tendered pursuant thereto are tendered (i) by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution.

      If the Letter of Transmittal is signed by a person other than the registered holder of any Old Notes listed therein, such Old Notes must be endorsed or accompanied by bond powers and a proxy which authorizes such person to tender the Old Notes on behalf of the registered holder, in each case as the name of the registered holder or holders appears on the Old Notes.

      If the Letter of Transmittal or any Old Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by the Company, evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal.

      All questions as to the validity, form, eligibility (including time of receipt) and withdrawal of the tendered Old Notes will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Old Notes not properly tendered or any Old Notes which, if accepted, would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the absolute right to waive any irregularities or conditions of tender as to particular Old Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as the Company shall determine. Neither the Company, the Exchange Agent nor any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of Old Notes, nor shall any of them incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed to have been made until such irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost to such holder by the Exchange Agent to the tendering holders of Old Notes, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

      In addition, the Company reserves the right in its sole discretion, subject to the provisions of the Indenture, to (i) purchase or make offers for any Old Notes that remain outstanding subsequent to the Expiration Date or, as set forth under "-- Conditions", to terminate the Exchange Offer in accordance with the terms of the Registration Rights Agreement and (ii) to the extent permitted by applicable law, purchase Old Notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers could differ from the terms of the Exchange Offer.

Acceptance of Old Notes for Exchange; Delivery of New Notes

      Upon satisfaction or waiver of all of the conditions to the Exchange Offer, all Old Notes properly tendered will be accepted, promptly after the Expiration Date, and the New Notes will be issued promptly after acceptance of the Old Notes. See "-- Conditions" below. For purposes of the Exchange Offer, Old Notes shall be deemed to have been accepted as validly tendered for exchange when, as and if the Company has given oral or written notice thereof to the Exchange Agent.

      In all cases, issuance of New Notes for Old Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of certificates for such Old Notes or a timely Book-Entry Confirmation of such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility, a properly completed and duly executed Letter of Transmittal and all other required documents. If any tendered Old Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if Old Notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or nonexchanged Old Notes will be returned without expense to the tendering holder thereof (or, in the case of Old Notes tendered by book-entry transfer procedures described below, such nonexchanged Old Notes will be credited to an account maintained with such Book-Entry Transfer Facility) as promptly as practicable after the expiration or termination of the Exchange Offer.

Book-Entry Transfer

      The Exchange Agent will make a request to establish an account with respect to the Old Notes at the Book-Entry Transfer Facility for purposes of the Exchange Offer within two business days after the date of this Prospectus. Any financial institution that is a participant in the Book-Entry Transfer Facility's systems may make book-entry delivery of Old Notes by causing the Book-Entry Transfer Facility to transfer such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility in accordance with such Book-Entry Transfer Facility's procedures for transfer. However, although delivery of Old Notes may be effected through book-entry transfer at the Book-Entry Transfer Facility, the Letter of Transmittal or facsimile thereof with any required signature guarantees and any other required documents must, in any case, be transmitted to and received by the Exchange Agent at one of the addresses set forth below under "-- Exchange Agent" on or prior to the Expiration Date or the guaranteed delivery procedures described below must be complied with.

Guaranteed Delivery Procedures

      If a registered holder of the Old Notes desires to tender such Old Notes, and the Old Notes are not immediately available, or time will not permit such holder's Old Notes or other required documents to reach the Exchange Agent before the Expiration Date, or the procedures for book-entry transfer cannot be completed on a timely basis, a tender may be effected if (i) the tender is made through an Eligible Institution, (ii) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Letter of Transmittal (or a facsimile thereof) and Notice of Guaranteed Delivery, substantially in the form provided by the Company (by facsimile transmission, mail or hand delivery), setting forth the name and address of the holder of Old Notes and the amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that within three New York Stock Exchange ("NYSE") trading days after the date of execution of the Notice of Guaranteed Delivery, the certificates for all physically tendered Old Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent and (iii) the certificates for all physically tendered Old Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and all other documents required by the Letter of Transmittal are received by the Exchange Agent within three NYSE trading days after the date of execution of the Notice of Guaranteed Delivery.

Withdrawal of Tenders

      Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time on the Expiration Date.

      For a withdrawal to be effective, a written notice of withdrawal must be received by the Exchange Agent prior to 5:00 p.m., New York City time on the Expiration Date at one of the addresses set forth below under "--Exchange Agent". Any such notice of withdrawal must specify the name of the person having tendered the Old Notes to be withdrawn, identify the Old Notes to be withdrawn (including the principal amount of such Old Notes) and (where certificates for Old Notes have been transmitted) specify the name in which such Old Notes are registered, if different from that of the withdrawing holder. If certificates for Old Notes have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of such certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Institution unless such holder is an Eligible Institution. If Old Notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Old Notes and otherwise comply with the procedures of such facility. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Old Notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described above, such Old Notes will be credited to an account maintained with such Book-Entry Transfer Facility for the Old Notes) as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Notes may be retendered by following one of the procedures described under "-- Procedures for Tendering" and "--Book-Entry Transfer" above at any time on or prior to the Expiration Date.

Conditions

      Notwithstanding any other term of the Exchange Offer, Old Notes will not be required to be accepted for exchange, nor will New Notes be issued in exchange for any Old Notes, and the Company may terminate or amend the Exchange Offer as provided herein before the acceptance of such Old Notes, if because of any change in law, or applicable interpretations thereof by the Commission, the Company determines that it is not permitted to effect the Exchange Offer. The Company has no obligation to, and will not knowingly, permit acceptance of tenders of Old Notes from affiliates of the Company (within the meaning of Rule 405 under the Securities Act) or from any other holder or holders who are not eligible to participate in the Exchange Offer under applicable law or interpretations thereof by the Commission, or if the New Notes to be received by such holder or holders of Old Notes in the Exchange Offer, upon receipt, will not be tradable by such holder without restriction under the Securities Act and the Exchange Act and without material restrictions under the "blue sky" or securities laws of substantially all of the states of the United States.

Exchange Agent

           Texas Commerce Bank National Association has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent addressed as follows:

             By Mail:                          By Hand:
   Texas Commerce Bank National      Texas Commerce Bank National
           Association                        Association
          P.O. Box 2320                     One Main Place
     Dallas, Texas 75221-2320        1201 Main Street, 18th Floor
Attention: Frank Ivins, Registered       Dallas, Texas 75202
           Bond Events             Attention: Frank Ivins, Registered
                                              Bond Events
                    Telephone: (214) 672-5678
                    Facsimile: (214) 672-5746

Fees and Expenses

           The expenses of soliciting tenders pursuant to the Exchange Offer will be borne by the Company. The principal solicitation for tenders pursuant to the Exchange Offer is being made by mail; however, additional solicitations may be made by telegraph, telephone, telecopy or in person by officers and regular employees of the Company.

           The Company will not make any payments to brokers, dealers or other persons soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse the Exchange Agent for its reasonable out-of-pocket expenses in connection therewith. The Company may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of the Prospectus and related documents to the beneficial owners of the Old Notes, and in handling or forwarding tenders for exchange.

           The expenses to be incurred in connection with the Exchange Offer will be paid by the Company, including fees and expenses of the Exchange Agent and Trustee and accounting, legal, printing and related fees and expenses.

           The Company will pay all transfer taxes, if any, applicable to the exchange of Old Notes pursuant to the Exchange Offer. If, however, certificates representing New Notes or Old Notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the Old Notes tendered, or if tendered Old Notes are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Old Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

                     DESCRIPTION OF THE NOTES

      The Old Notes were issued, and the New Notes offered hereby will be issued under an indenture dated as of December 10, 1996 (the "Indenture") between the Company, as issuer, and Texas Commerce Bank National Association, as trustee (the "Trustee"), a copy of the form of which is available from the Trustee. The following summary of the material provisions of the Indenture does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Indenture, including the definitions of certain terms contained therein. For definitions of certain capitalized terms used in the following summary, see "Certain Definitions".

General

      The Notes will mature on December 15, 2001, will be limited to $250 million aggregate principal amount and will be unsecured senior obligations of the Company. Each Note will bear interest at the rate set forth on the cover page hereof from its date of issue or from the most recent interest payment date to which interest has been paid or duly provided for, payable on June 15, 1997 and semiannually thereafter on June 15 and December 15 in each year until the principal thereof is paid or duly provided for to the Person in whose name the Note (or any predecessor
Note) is registered at the close of business on the June 1 or December 1 next preceding such interest payment date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

      Principal of, premium, if any, and interest on the Notes will be payable, and the Notes will be exchangeable and transferable, at the office or agency of the Company in The City of New York maintained for such purposes (which initially will be the Trustee); provided, however, that, at the option of the Company, interest may be paid by check mailed to the address of the Person entitled thereto as such address shall appear on the security register. The Notes will be issued only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof. No service charge will be made for any registration of transfer or exchange or redemption of Notes, but the Company may require payment in certain circumstances of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

Ranking

      The Notes will be unsecured senior obligations of the Company, and the indebtedness evidenced by the Notes will rank pari passu in right of payment with all other existing and future unsubordinated obligations of the Company and senior in right of payment to all existing and future obligations of the Company expressly subordinated in right of payment to the Notes. The Notes will be effectively subordinated to secured senior obligations of the Company with respect to the assets of the Company securing such obligations. The Notes also will be effectively subordinated to all existing and future liabilities of the Company's subsidiaries. As of September 30, 1996 on a pro forma basis after giving effect to the issuance of the Old Notes and the use of the proceeds therefrom, consolidated indebtedness of the Company would have been approximately $1.9 billion, (including approximately $481 million of indebtedness of the Company's subsidiaries), of which approximately $1.3 billion would have been secured senior indebtedness, approximately $346 million would have been unsecured senior indebtedness (including $250 million of the Notes) and $230 million would have been subordinated indebtedness. The Company also has outstanding 4,997,000 8 1/2% Convertible Trust Originated Preferred Securities (liquidation amount $50 per Preferred Security). The Indenture contains no limitations on the ability of the Company and its Restricted Subsidiaries to incur additional indebtedness in the future or to mortgage or pledge any of its assets. As of the date hereof, all of the Company's subsidiaries are Restricted Subsidiaries.

Sinking Fund

      The Notes will not be entitled to the benefit of any sinking fund.

Redemption

      The Notes will be redeemable at the option of the Company, in whole or from time to time in part, at any time, on not less than 20 nor more than 60 days' prior notice at a redemption price equal to the sum of (i) the principal amount thereof, plus (ii) accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on relevant record dates to receive interest due on an interest payment date), plus
(iii) a Make-Whole Premium, if any.

      "Make-Whole Premium" will be defined, with respect to a Note, as the excess, if any, of (A) the present value of the required interest and principal payments due on such Note on or after the redemption date, computed using a discount rate equal to the Treasury Rate plus 100 basis points, over (B) the sum of the then outstanding principal amount of such Note plus the accrued and unpaid interest paid on the redemption date.

      "Treasury Rate" will be defined as the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two Business Days prior to the date fixed for prepayment (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the then remaining Average Life of the Notes; provided, however, that if the Average Life of the Notes is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the Average Life of the Notes is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

      If less than all the Notes are to be redeemed, the particular Notes to be redeemed will be selected not more than 60 days prior to the redemption date by the Trustee by such method as the Trustee will deem fair and appropriate; provided, however, that no such partial redemption will reduce the principal amount of a Note not redeemed to less than $1,000. Notice of redemption will be mailed, first-class postage prepaid, at least 20 but not more than 60 days before the redemption date to each holder of Notes to be redeemed at its registered address. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption and accepted for payment.

Certain Covenants

      The Indenture will contain, among others, the following covenants:

      Limitation on Restricted Payments. (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, take any of the following actions:

       (i) declare or pay any dividend on, or make any distribution to holders of, any shares of the Capital Stock of the Company (other than dividends or distributions payable solely in shares of its Qualified Capital Stock or in options, warrants or other rights to acquire such shares of Qualified Capital Stock);

       (ii) purchase, redeem or otherwise acquire or retire for value, directly or indirectly, any shares of Capital Stock of the Company or any Subsidiary, or any options, warrants or other rights to acquire such shares of Capital Stock, held by Persons other than the Company or a Restricted Subsidiary;

       (iii) make any Investment in any Unrestricted Subsidiary or any Affiliate (other than a Restricted Subsidiary); or

       (iv) declare or pay any dividend or distribution on any Capital Stock of any Restricted Subsidiary to any Person (other than (a) to the Company or any of its wholly owned Restricted Subsidiaries or (b) to all holders of Capital Stock of any Restricted Subsidiary on a pro rata basis)

(such payments or other actions described in (but not excluded from) clauses (i) through (iv) being collectively referred to as "Restricted Payments"), unless (1) at the time of, and immediately after giving effect to, the proposed Restricted Payment (the amount of any such Restricted Payment, if other than cash, as determined by the Board of Directors of the Company as of the date thereof, whose determination shall be conclusive and evidenced by a Board Resolution), no Default or Event of Default shall have occurred and be continuing, (2) after giving effect to the proposed Restricted Payment, the Company would have not less than $500 million of Specified Cash and Cash Equivalents which are not required to be shown as restricted on a balance sheet of the Company and its Subsidiaries prepared in accordance with GAAP, and (3) the aggregate amount of all Restricted Payments declared or made after the date of the Indenture shall not exceed the sum of:

         (A) 50% (or, if the Notes at the time of the proposed Restricted Payment are rated investment grade by both Moody's and S&P, 75%) of the Consolidated Adjusted Net Income of the Company accrued on a cumulative basis during the period beginning on the first day of the Company's first fiscal quarter commencing prior to the date of the Indenture and ending on the last day of the Company's last fiscal quarter ending prior to the date of such proposed Restricted Payment (or, if such aggregate cumulative Consolidated Adjusted Net Income shall be a loss, minus 100% of such loss), plus

         (B) the aggregate net proceeds (including the fair value of non-cash proceeds, as determined by the Board of Directors) received after the date of the Indenture by the Company as capital contributions or from the issuance or sale of shares of Qualified Capital Stock of the Company (including upon the exercise of options, warrants or rights) or warrants, options or rights to purchase shares of Qualified Capital Stock of the Company, plus

         (C) the aggregate principal amount of debt securities (including, without limitation, the debt securities issued in connection with the 8 1/2% Convertible Trust Originated Preferred Securities) or liquidation value of Redeemable Capital Stock, whenever issued, that have been converted into or exchanged for Qualified Capital Stock of the Company after the date of the Indenture, to the extent of the net proceeds received upon the sale or other issuance of such securities (including the fair value of non-cash proceeds, as determined by the Board of Directors), together with the aggregate net cash proceeds received by the Company at the time of such conversion or exchange, plus

         (D) $250 million.

      (b) Notwithstanding paragraph (a) above, the Company and any Restricted Subsidiary may take the following actions so long as (with respect to clauses (ii) through (v) below) no Default or Event of Default shall have occurred and be continuing and so long as after giving effect to the actions referred to in clause
(iii) or (iv) below, the Company would have not less than $500 million of Specified Cash and Cash Equivalents which are not required to be shown as restricted on a balance sheet of the Company and its Subsidiaries prepared in accordance with GAAP:

         (i) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration the payment of such dividend would have complied with the provisions of paragraph (a) above and such payment will be deemed to have been paid on such date of declaration for purposes of the calculation required by paragraph (a) above;

         (ii) the purchase, redemption or other acquisition or retirement for value of any shares of Capital Stock of the Company in exchange for, or out of the net cash proceeds of a substantially concurrent issuance and sale of, shares of Qualified Capital Stock of the Company;

         (iii) the declaration and payment of any dividend or distribution to holders of the Capital Stock of the Company consisting of cash or property relating to, or securities deriving their value from the Company's interest in, AMADEUS, assets relating to the Company's reservation services business or assets relating to the Company's catering service business;

         (iv) the purchase, redemption or other acquisition or retirement for value of any shares of Capital Stock of the Company owned by Air Canada or any Affiliate thereof as of the date of the Indenture; and

         (v) the purchase, redemption or other acquisition or retirement for value of shares of Capital Stock of the Company issued, or any payments, awards or grants, pursuant to employee benefits plans or agreements in the ordinary course of business and consistent with past practice.

      The actions described in this paragraph (b) shall be Restricted Payments that shall be permitted to be taken in accordance with this paragraph (b) but the actions described in clause (i) and (ii) of this paragraph (b) shall reduce the amount that would otherwise be available for Restricted Payments under clause (3) of paragraph (a) above.

      Limitation on Transactions with Affiliates. The Company will not, and will not permit any Restricted Subsidiary to, enter into or suffer to exist, directly or indirectly, any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with, or for the benefit of, any Affiliate of the Company or of any Restricted Subsidiary (other than the Company, a wholly owned Restricted Subsidiary or Air Micronesia, Inc. or Continental Micronesia Inc., so long as they are Restricted Subsidiaries) unless (i) such transaction or series of transactions are on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could have been obtained in an arm's-length transaction with third parties that are not Affiliates, and (ii) with respect to any transaction or series of related transactions involving aggregate consideration equal to or greater than $25 million, the Company delivers an Officers' Certificate to the Trustee certifying that such transaction or series of transactions complies with clause (i) above and that either such transaction or series of related transactions has been approved by a majority of the Disinterested Directors of the Company or the Company has obtained a written opinion from a nationally recognized investment banking firm to the effect that such transaction or series of related transactions is fair to the Company or its Restricted Subsidiary, as the case may be, from a financial point of view; provided, however, that this covenant will not restrict (1) the Company from paying reasonable and customary compensation and fees (including securities of the Company) to directors of the Company or any Restricted Subsidiary who are not employees of the Company or any Restricted Subsidiary or from paying amounts or making awards or grants of cash, securities or otherwise pursuant to employee benefit plans or agreements in the ordinary course of business and consistent with past practice, (2) transactions pursuant to tax sharing agreements between the Company and any other Person with which the Company is part of a consolidated group for tax purposes, and
(3) any Restricted Payment not prohibited by the "Limitation on Restricted Payments" covenant.

      Under Delaware law, the Disinterested Directors' fiduciary obligations require that they act in good faith in a manner which they reasonably believe to be in the best interests of the Company and its stockholders, which may not necessarily be the same as those of holders of the Notes.

      Purchase of Notes upon a Change of Control Triggering Event. If a Change of Control Triggering Event shall occur at any time, then each holder of Notes will have the right to require that the Company purchase such holder's Notes, in whole or in part in integral multiples of $1,000, at a purchase price (the "Change of Control Purchase Price") in cash in an amount equal to 101% of the principal amount thereof, plus accrued interest, if any, to the date of purchase (the "Change of Control Purchase Date"), pursuant to the offer described below (the "Change of Control Offer") and the other procedures set forth in the Indenture.

      Within 15 days following any Change of Control Triggering Event, the Company shall notify the Trustee thereof and give written notice of such Change of Control Triggering Event to each holder of Notes by first-class mail, postage prepaid, at the address of such holder appearing in the security register, stating, among other things, (i) the purchase price and the purchase date, which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed, or such later date as is necessary to comply with requirements under the Exchange Act or any applicable securities laws or regulations; (ii) that any Note not tendered will continue to accrue interest; (iii) that, unless the Company defaults in the payment of the purchase price, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date; and (iv) certain other procedures that a holder of Notes must follow to accept a Change of Control Offer or to withdraw such acceptance.

      If a Change of Control Offer is made, there can be no assurance that the Company will have available funds sufficient to pay the Change of Control Purchase Price for all of the Notes that might be delivered by holders of the Notes seeking to accept the Change of Control Offer. The failure of the Company to make or consummate the Change of Control Offer or pay the Change of Control Purchase Price when due, as more particularly described under "Events of Default", would result in an Event of Default and would give the Trustee and the holders of the Notes the rights described under "Events of Default".

      One of the events that constitutes a Change of Control under the Indenture is the disposition of "all or substantially all" of the Company's assets. This term has not been interpreted under New York law (which is the governing law of the Indenture) to represent a specific quantitative test. As a consequence, in the event holders of the Notes elect to require the Company to purchase the Notes and the Company contests such election, there can be no assurance as to how a court interpreting New York law would interpret the phrase.

      The existence of a holder's right to require the Company to purchase such holder's Notes upon a Change of Control Triggering
Event may deter a third party from acquiring the Company in a transaction that constitutes a Change of Control.

      The definition of "Change of Control Triggering Event" in the Indenture is limited in scope. The provisions of the Indenture may not afford holders of Notes the right to require the Company to purchase such Notes in the event of a highly leveraged transaction or certain transactions with the Company's management or its affiliates, including a reorganization, restructuring, merger or similar transaction involving the Company (including, in certain circumstances, an acquisition of the Company by management or its affiliates) that may adversely affect holders of the Notes, if such transaction is not a transaction defined as a Change of Control Triggering Event.

      The Company will comply with the applicable tender offer rules, including Rule l4e-l under the Exchange Act, and any other applicable securities laws and regulations in connection with a Change of Control Offer.

      The Company will not, and will not permit any Restricted Subsidiary to, create or permit to exist or become effective any restriction (other than restrictions existing under Indebtedness as in effect on the date of the Indenture) that would materially impair the ability of the Company to make a Change of Control Offer to purchase the Notes or, if such Change of Control Offer is made, to pay for the Notes tendered for purchase.

      Limitation on Disposition of Proceeds of Asset Sales. To the extent that the Net Cash Proceeds of Asset Sales in any 12-month period exceed 15% of Consolidated Net Tangible Assets (determined as of the date closest to the commencement of such 12-month period for which a consolidated balance sheet of the Company and its Restricted Subsidiaries has been prepared in conformity with GAAP), the Company will, within 12 months after the date such Net Cash Proceeds so exceeded 15% of Consolidated Net Tangible Assets (such amount being defined as "Excess Proceeds"), apply all of such Excess Proceeds to one or any combination of the following: (i) the permanent repayment of unsubordinated Indebtedness of the Company or any Indebtedness of any Restricted Subsidiary, (ii) the investment (or the commitment to invest followed by the actual investment within 12 months from such commitment date) in property or assets used in a business related to that of the Company or any Restricted Subsidiary on the date of the Indenture (or in a Person engaged in such a business), or (iii) the offer to purchase Notes (an "Excess Proceeds Offer") in an aggregate principal amount not less than $25 million under procedures similar to those described under "Purchase of Notes upon a Change of Control Triggering Event", at a price equal to the principal amount thereof plus accrued interest to the date of purchase.

      Reports. The Company will file on a timely basis with the Commission, to the extent such filings are accepted by the Commission and whether or not the Company has a class of securities registered under the Exchange Act, the annual reports, quarterly reports and other documents that the Company would be required to file if it were subject to Section 13 or 15 of the Exchange Act. The Company will also be required (a) to file with the Trustee copies of such reports and documents within 15 days after the date on which the Company files such reports and documents with the Commission or the date on which the Company would be required to file such reports and documents if the Company were so required, and (b) if filing such reports and documents with the Commission is not accepted by the Commission or is prohibited under the Exchange Act, to supply at the Company's cost copies of such reports and documents to any holder of Notes promptly upon written request.

Consolidation, Merger and Sale of Assets

      The Company will not, in a single transaction or through a series of transactions, consolidate with or merge with or into any other Person, or permit any Person to consolidate with or merge into the Company, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any other Person or Persons if such transaction or series of transactions, in the aggregate, would result in the sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries on a consolidated basis to any other Person or group of affiliated Persons, unless at the time and immediately after giving effect thereto (i) either (a) the Company will be the continuing corporation or (b) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person that acquires by sale, assignment, conveyance, transfer, lease or disposition all or substantially all the properties and assets of the Company and its Restricted Subsidiaries on a consolidated basis (the "Surviving Entity") (1) will be a corporation duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and (2) will expressly assume, by a supplemental indenture in form satisfactory to the Trustee, the Company's obligation for the due and punctual payment of the principal of, premium, if any, and interest on all the Notes and the performance and observance of every covenant of the Indenture on the part of the Company to be performed or observed; (ii) immediately before and immediately after giving effect to such transaction or series of transactions on a pro forma basis (and treating any obligation of the Company or any Restricted Subsidiary incurred in connection with or as a result of such transaction or series of transactions as having been incurred at the time of such transaction), no Default or Event of Default will have occurred and be continuing; and (iii) immediately after giving effect to such transaction or series of transactions on a pro forma basis (and treating any obligation of the Company or any Restricted Subsidiary incurred in connection with or as a result of such transaction or series of transactions as having been incurred at the time of such transaction), the Consolidated Net Worth of the Company (or of the Surviving Entity if the Company is not the continuing obligor under the Indenture) is equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction or series of transactions.

      In connection with any such consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposition, the Company or the Surviving Entity shall have delivered to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate demonstrating compliance with clause (iii) above and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposition, and if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the requirements of the Indenture and that all conditions precedent therein provided for relating to such transaction have been complied with.

Events of Default

      The following will be "Events of Default" under the
Indenture:

         (i) default in the payment of any interest on any Note when it becomes due and payable and continuance of such default for a period of 30 days;

         (ii) default in the payment of the principal of or premium, if any, on any Note at its Maturity (upon acceleration, optional redemption, required purchase or otherwise);

         (iii) default in the performance, or breach, of the "Consolidation, Merger and Sale of Assets" covenant;

         (iv) default in the performance, or breach, of any covenant of the Company contained in the Indenture (other than a default in the performance, or breach, of a covenant which is specifically dealt with in clauses (i), (ii) or
    (iii) above) and continuance of such default or breach for a period of 60 days after written notice shall have been given to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the Notes then outstanding;

         (v) Indebtedness of the Company or any Restricted Subsidiary together aggregating $75 million or more shall have been accelerated or otherwise declared due and payable, or required to be prepaid or repurchased (other than by regularly scheduled required prepayment prior to the stated maturity thereof), and such Indebtedness has not been discharged, and such acceleration has not been annulled, within 30 days;

         (vi) one or more final judgments or orders shall be rendered against the Company or any Restricted Subsidiary for the payment of money, the portion thereof not covered by insurance either individually or in the aggregate shall be in excess of $75 million, such judgments or orders shall not be discharged and there shall have been a period of 30 consecutive days during which a stay of enforcement of such judgments or orders, by reason of a pending appeal or otherwise, was not in effect; and

         (vii) the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to the Company or any Significant Restricted Subsidiary.

      If an Event of Default (other than as specified in clause
(vii) above) shall occur and be continuing, the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding, by written notice to the Company (and to the Trustee if such notice is given by the holders), may, and the Trustee upon the written request of such holders shall, declare the principal of, premium, if any, and accrued interest on all of the outstanding Notes immediately due and payable, and upon any such declaration all such amounts payable in respect of the Notes shall become immediately due and payable. If an Event of Default specified in clause (vii) above occurs and is continuing, then the principal of, premium, if any, and accrued interest on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder of Notes.

      At any time after a declaration of acceleration under the Indenture, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the holders of a majority in aggregate principal amount of the outstanding Notes, by written notice to the Company and the Trustee, may rescind such declaration and its consequences if (a) the Company has paid or deposited with the Trustee a sum sufficient to pay (i) all overdue interest on all Notes, (ii) all unpaid principal of and premium, if any, on any outstanding Notes that has become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Notes, (iii) to the extent that payment of such interest is lawful, interest upon overdue interest and overdue principal at the rate borne by the Notes,
(iv) all sums paid or advanced by the Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and (b) all Events of Default, other than the non-payment of amounts of principal of, premium, if any, or interest on the Notes that has become due solely by such declaration of acceleration, have been cured or waived. No such rescission shall affect any subsequent default or impair any right consequent thereon.

      The holders of not less than a majority in aggregate principal amount of the outstanding Notes may, on behalf of the holders of all the Notes, waive any past defaults under the Indenture, except a default in the payment of the principal of, premium, if any, or interest on any Note, or in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each Note outstanding.

      If a Default or an Event of Default occurs and is continuing and is known to the Trustee, the Trustee will mail to each holder of the Notes notice of the Default or Event of Default within 30 days after the occurrence thereof. Except in the case of a Default or an Event of Default in payment of principal of, premium, if any, or interest on any Notes, the Trustee may withhold the notice to the holders of such Notes if a committee of its trust officers in good faith determines that withholding the notice is in the interests of the holders of the Notes.

      The Company is required to furnish to the Trustee annual and quarterly statements as to the performance by the Company of its obligations under the Indenture and as to any default in such performance. The Company is also required to notify the Trustee within five Business
Days of actual knowledge by a Responsible Officer of the Company of an Event of Default.

Defeasance or Covenant Defeasance of Indenture

      The Company may, at its option and at any time, elect to have the obligations of the Company upon the Notes discharged with respect to the outstanding Notes ("defeasance"). Such defeasance means that the Company will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes and to have satisfied all of its other obligations under such Notes and the Indenture insofar as such Notes are concerned except for (i) the rights of holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (ii) the Company's obligations to issue temporary Notes, register the transfer or exchange of any Notes, replace mutilated, destroyed, lost or stolen Notes, maintain an office or agency for payments in respect of the Notes and segregate and hold such payments in trust, (iii) the rights, powers, trusts, duties and immunities of the Trustee and (iv) the defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants set forth in the Indenture, and any omission to comply with such obligations will not constitute a Default or an Event of Default with respect to the Notes ("covenant defeasance").

      In order to exercise either defeasance or covenant defeasance, (i) the Company must irrevocably deposit or cause to be deposited with the Trustee, as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the holders of the Notes, cash in United States dollars, U.S. Government Obligations (as defined in the Indenture), or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay and discharge the principal of, premium, if any, and interest on the outstanding Notes on the Stated Maturity (or upon redemption, if applicable) of such principal, premium, if any, or installment of interest;
(ii) no Default or Event of Default with respect to the Notes will have occurred and be continuing on the date of such deposit or, insofar as an event of bankruptcy under clause (vii) of "Events of Default" above is concerned, at any time during the period ending on the 91st day after the date of such deposit;
(iii) such defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, the Indenture or any material agreement or instrument to which the Company is a party or by which it is bound; (iv) in the case of defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel stating that the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or since December 4, 1996, there has been a change in applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred; (v) in the case of covenant defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the holders of the Notes outstanding will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and
(vi) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the defeasance or the covenant defeasance, as the case may be, have been complied with.

Satisfaction and Discharge

      The Indenture will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Notes as expressly provided for in the Indenture) and the Trustee, at the expense of the Company, will execute proper instruments acknowledging satisfaction and discharge of the Indenture when (a) either (i) all the Notes theretofore authenticated and delivered (other than destroyed, lost or stolen Notes which have been replaced or paid and Notes for whose payment money has been deposited in trust with the Trustee or any Paying Agent or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust as provided for in the Indenture) have been delivered to the Trustee for cancellation or (b) all Notes not theretofore delivered to the Trustee for cancellation (x) have become due and payable, (y) will become due and payable at Stated Maturity within one year or
(z) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose an amount sufficient to pay and discharge the entire Indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be; (ii) the Company has paid or caused to be paid all sums payable under the Indenture by the Company; and (iii) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided in the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

Modifications and Amendments

      Modifications and amendments of the Indenture may be made by a supplemental indenture entered into by the Company and the Trustee with the consent of the holders of a majority in aggregate outstanding principal amount of the Notes then outstanding; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding Note affected thereby: (i) change the Stated Maturity of the principal of, or any installment of interest on, any Note, or reduce the principal amount thereof (or premium, if any) or the rate of interest thereon or change the coin or currency in which the principal of any Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date);
(ii) amend, change or modify the obligation of the Company to make and consummate an Excess Proceeds Offer with respect to any Asset Sale in accordance with the "Limitation on Disposition of Proceeds of Asset Sales" covenant or the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control Triggering Event in accordance with the "Purchase of Notes upon a Change of Control Triggering Event" covenant, including, in each case, amending, changing or modifying any definition relating thereto; (iii) reduce the percentage in principal amount of outstanding Notes, the consent of whose holders is required for any such supplemental indenture or the consent of whose holders is required for any waiver of compliance with certain provisions of the Indenture; (iv) modify any of the provisions relating to supplemental indentures requiring the consent of holders or relating to the waiver of past defaults or relating to the waiver of certain covenants, except to increase the percentage of outstanding Notes required for such actions or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each Note affected thereby; or (v) except as otherwise permitted under the "Consolidation, Merger and Sale of Assets" covenant, consent to the assignment or transfer by the Company of any of its rights or obligations under the Indenture.

      Notwithstanding the foregoing, without the consent of any holder of the Notes, the Company and the Trustee may modify or amend the Indenture: (a) to evidence the succession of another Person to the Company or any other obligor on the Notes, and the assumption by any such successor of the covenants of the Company or such obligor in the Indenture and in the Notes in accordance with the "Consolidation, Merger and Sale of Assets" covenant; (b) to add to the covenants of the Company or any other obligor upon the Notes for the benefit of the holders of the Notes or to surrender any right or power conferred upon the Company or any other obligor upon the Notes, as applicable, in the Indenture or in the Notes; (c) to cure any ambiguity, or to correct or supplement any provision in the Indenture or the Notes which may be defective or inconsistent with any other provision in the Indenture or the Notes or make any other provisions with respect to matters or questions arising under the Indenture or the Notes; provided that, in each case, such provisions shall not adversely affect the interest of the holders of the Notes; (d) to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act; (e) to add a guarantor of the Notes under the Indenture; (f) to evidence and provide the acceptance of the appointment of a successor Trustee under the Indenture; or (g) to mortgage, pledge, hypothecate or grant a security interest in favor of the Trustee for the benefit of the holders of the Notes as additional security for the payment and performance of the Company's and any guarantor's obligations under the Indenture, in any property, or assets, including any of which are required to be mortgaged, pledged or hypothecated, or in which a security interest is required to be granted to the Trustee pursuant to the Indenture or otherwise.

      The holders of a majority in aggregate principal amount of the Notes outstanding may waive compliance with certain restrictive covenants and provisions of the Indenture.

The Trustee

      The Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. If an Event of Default has occurred and is continuing, the Trustee will exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise as a prudent Person would exercise under the circumstances in the conduct of such Person's own affairs.

      The Indenture and, upon consummation of the Exchange Offer, the provisions of the Trust Indenture Act of 1939, as amended, incorporated by reference therein contain limitations on the rights of the Trustee thereunder, should it become a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest (as defined) it must eliminate such conflict or resign.

Governing Law

      The Indenture and the Notes will be governed by, and construed in accordance with, the laws of the State of New York. Upon consummation of the Exchange Offer, the Indenture will be subject to the provisions of the Trust Indenture Act of 1939, as amended, that are required to be part of the Indenture and will, to the extent applicable, be governed by such provisions.

Certain Definitions

      "Affiliate" means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control", when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

      "Asset Sale" means any sale, issuance, conveyance, transfer, lease or other disposition (collectively, a "transfer") by the Company or any Restricted Subsidiary, directly or indirectly, in one or a series of related transactions, of (a) all or any Capital Stock of any Restricted Subsidiary; (b) all or substantially all of the properties and assets of any operating unit or business of the Company or its Restricted Subsidiaries; or (c) any other properties or assets of the Company or any Restricted Subsidiary, other than in the ordinary course of business. For the purposes of this definition, the term "Asset Sale" shall not include (i) any transfer of properties or assets that is governed by the provisions of the Indenture described under "Consolidation, Merger and Sale of Assets", (ii) sales or other dispositions of inventory, receivables and other current assets, (iii) sales or other dispositions of surplus equipment, furniture or fixtures of the Company and Restricted Subsidiaries in an aggregate amount not to exceed $20 million in any fiscal year, (iv) sales/leasebacks of aircraft, engines and related equipment, and (v) transactions referred to in clause (iii) of paragraph (b) of the "Limitation on Restricted Payments" covenant.

      "Average Life" means, as of the date of determination with respect to any Indebtedness, the quotient obtained by dividing
(a) the sum of the products of (i) the number of years from the date of determination to the date or dates of each successive scheduled principal payment (including, without limitation, any sinking fund requirements) of such Indebtedness multiplied by
(ii) the amount of each such principal payment by (b) the sum of all such principal payments.

      "Capital Stock" means, with respect to any Person, any and all shares, interests, partnership interests, participations, rights in or other equivalents (however designated) of such Person's capital stock, and any rights (other than debt securities convertible into capital stock), warrants or options exchangeable for or convertible into such capital stock, whether now outstanding or issued after the date of the Indenture.

      "Capitalized Lease Obligation" means any obligation of the Company or a Restricted Subsidiary under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under GAAP, and, for the purpose of the Indenture, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP.

      "Change of Control" means the occurrence of any of the following events: (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Air Partners, L.P. or any Person which is in control (as defined in the definition of "Affiliate") of Air Partners, L.P. as of the date of the Indenture, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and l3d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total outstanding Voting Stock of the Company; (b) the Company consolidates with, or merges with or into, another Person or conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where (i) the outstanding Voting Stock of the Company is converted into or exchanged for at least in part Voting Stock (other than Redeemable Capital Stock) of the surviving or transferee corporation, and (ii) the holders of the Voting Stock of the Company immediately prior to such transaction own not less than a majority of the Voting Stock of the surviving or transferee corporation immediately after such transaction; or (c) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with the provisions described under "Consolidation, Merger and Sale of Assets".

      "Change of Control Triggering Event" means both the occurrence of a Change of Control and a Rating Decline.

      "Consolidated Adjusted Net Income" means, for any period, the consolidated net income (or loss) of the Company and all Restricted Subsidiaries for such period as determined in accordance with GAAP, adjusted by excluding, without duplication,
(a) any net after-tax extraordinary gains or losses (less all fees and expenses relating thereto), (b) any net after-tax gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions other than in the ordinary course of business, (c) the portion of net income (or loss) of any Person (other than the Company or a Restricted Subsidiary), including Unrestricted Subsidiaries, in which the Company or any Restricted Subsidiary has an ownership interest, except to the extent of the amount of dividends or other distributions actually paid to the Company or any Restricted Subsidiary in cash dividends or distributions during such period, (d) the net income (or loss) of any Person combined with the Company or any Restricted Subsidiary on a "pooling of interests" basis attributable to any period prior to the date of combination, (e) the net income of any Restricted Subsidiary to the extent (but only to the extent) that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary is not at the date of determination permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary or its stockholders, (f) any net income (or loss) from any Restricted Subsidiary that was an Unrestricted Subsidiary at any time during such period other than any amounts actually received from such Restricted Subsidiary, and (g) the cumulative effect of changes in accounting principles mandated by the Financial Accounting Standards Board or its successor subsequent to the date of the Indenture.

      "Consolidated Net Tangible Assets" means the total amount of assets of the Company and its Restricted Subsidiaries (less applicable depreciation, amortization and other valuation reserves), except to the extent resulting from write-ups of capital assets (excluding write-ups in connection with accounting for acquisition in conformity with GAAP), after deducting therefrom (i) all current liabilities of the Company and its Restricted Subsidiaries (excluding intercompany items) and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles (it being understood that routes, gates and slots shall not be considered intangibles), all as set forth on the most recently available consolidated balance sheet of the Company and its Restricted Subsidiaries, prepared in conformity with GAAP.

      "Consolidated Net Worth" means, at any date, the stockholders' equity of the Company and its Restricted Subsidiaries less the amount of such stockholders' equity attributable to Redeemable Capital Stock or treasury stock of the Company and any Restricted Subsidiary and the principal amount of any promissory notes receivable from the sale of Capital Stock of the Company or any Restricted Subsidiary, as determined on a consolidated basis in accordance with GAAP.

      "Currency Agreements" means any spot or forward foreign exchange agreements and currency swap, currency option or other similar financial agreements or arrangements entered into by the Company or any of its Restricted Subsidiaries designed to protect against or manage exposure to fluctuations in currency exchange rates.

      "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

      "Disinterested Director" means, with respect to any transaction or series of transactions in respect of which the Board of Directors is required to deliver a resolution of the Board of Directors under the Indenture, a member of the Board of Directors who does not have any material direct or indirect financial interest in or with respect to such transaction or series of transactions.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Generally Accepted Accounting Principles" or "GAAP" means generally accepted accounting principles in the United States, as applied from time to time by the Company in the preparation of its consolidated financial statements.

      "Guarantee" means, as applied to any obligation, (a) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (b) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit.

      "Indebtedness" means, with respect to any Person, without duplication, (a) all liabilities of such Person for borrowed money (including overdrafts) or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities incurred in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit and acceptances issued under letter of credit facilities, acceptance facilities or other similar facilities,
(b) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, (c) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade payables arising in the ordinary course of business, (d) all Capitalized Lease Obligations of such Person, (e) all obligations of such Person under or in respect of Interest Rate Agreements or Currency Agreements, (f) all Indebtedness referred to in (but not excluded from) the preceding clauses of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or with respect to property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness (the amount of such obligation being deemed to be the lesser of the value of such property or asset or the amount of the obligation so secured), (g) all guarantees by such Person of Indebtedness referred to in this definition of any other Person and (h) all Redeemable Capital Stock of such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends. For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such

Redeemable Capital Stock, such fair market value shall be determined in good faith by the board of directors of the issuer of such Redeemable Capital Stock.

      "Interest Rate Agreements" means any interest rate protection agreements and other types of interest rate hedging agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements).

      "Investment" means, with respect to any Person, any direct or indirect advance, loan or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase, acquisition or ownership by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued or owned by, any other Person and all other items that would be classified as investments on a balance sheet prepared in accordance with GAAP, in each case measured as of the date such Investment is made. In addition, the fair market value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary shall be deemed to be an "Investment" made by the Company in such Unrestricted Subsidiary at such time. "Investments" shall exclude extensions of trade credit on commercially reasonable terms in accordance with normal trade practices.

      "Lien" means any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation, assignment for security, claim, or preference or priority or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired. A Person shall be deemed to own subject to a Lien any property which such Person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

      "Maturity" means, with respect to any Note, the date on which any principal of such Note becomes due and payable as therein or herein provided, whether at the Stated Maturity with respect to such principal or by declaration of acceleration, call for redemption or purchase or otherwise.

      "Moody's" means Moody's Investors Service, Inc. and its successors.

      "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds thereof in the form of cash or cash equivalents including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed for, cash or cash equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary), net of (i) brokerage commissions and other fees and expenses (including fees and expenses of legal counsel and investment banks) related to such Asset Sale, (ii) taxes payable in cash as a result of such Asset Sale, (iii) payments made to retire Indebtedness where payment of such Indebtedness is secured by the assets or properties the subject of such Asset Sale, (iv) amounts required to be paid to any Person (other than the Company or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale and (v) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers' Certificate delivered to the Trustee.

      "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

      "Qualified Capital Stock" of any Person means any and all Capital Stock of such Person other than Redeemable Capital Stock.

      "Rating Decline" means the occurrence of either of the following on or within 90 days after the date (the "Base Date") of public notice of the occurrence of a Change of Control or the intention of a Person to effect a Change of Control (which period shall be extended for so long as the rating of the Notes is under publicly announced consideration for possible downgrade by either Moody's or S&P): (a) in the event the Notes were rated by either Moody's or S&P as investment grade on the Base Date, the rating of the Notes by both such rating agencies shall be decreased to below investment grade or the Notes shall cease to be rated; or
(b) in the event the Notes were rated by both Moody's and S&P as below investment grade on the Base Date, the rating of the Notes by either rating agency shall be decreased or the Notes shall cease to be rated.

      "Redeemable Capital Stock" means any class or series of Capital Stock that, either by its terms, by the terms of any security into which it is convertible or exchangeable or by contract or otherwise, is, or upon the happening of an event or passage of time would be, required to be redeemed prior to the final Stated Maturity of the Notes or is redeemable at the option of the holder thereof at any time prior to such final Stated Maturity, or is convertible into or exchangeable for debt securities at any time prior to such final Stated Maturity.

      "Restricted Subsidiary" means any Subsidiary other than an Unrestricted Subsidiary.

      "S&P" means Standard and Poor's Ratings Group, a division of McGraw-Hill, Inc. and its successors.

      "Significant Restricted Subsidiary" means a Restricted
Subsidiary which is a significant subsidiary of the Company under
Section 1.02 (w) of Regulation S-X of the Commission promulgated under the Securities Act.

      "Specified Cash and Cash Equivalents" means, for purposes of computing whether or not a proposed Restricted Payment may be made, the sum of (a) the amount of cash and cash equivalents that would have been shown on the balance sheet of the Company and its Restricted Subsidiaries prepared in accordance with the GAAP as of the tenth Business Day preceding the date of such proposed Restricted Payment, plus (b) the amount of marketable securities that would have been reflected on such balance sheet which had on such Business Day a maturity of less than one year and which would have qualified to be reflected on such balance sheet as cash equivalents but for their maturity, minus (c) the amount of all Restricted Payments made subsequent to such Business Day, but not including the proposed Restricted Payment (the amount of any Restricted Payment, if other than cash, as determined by the Board of Directors of the Company as of the date thereof, whose determination shall be conclusive and evidenced by a Board Resolution).

      "Stated Maturity" means, when used with respect to any Note or any installment of interest thereon, the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable, and, when used with respect to any other Indebtedness, means the date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness, or any installment of interest thereon, is due and payable.

      "Subsidiary" means any Person a majority of the equity ownership or Voting Stock of which is at the time owned, directly or indirectly, by the Company or by one or more other
Subsidiaries or by the Company and one or more other
Subsidiaries.

      "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

      "Unrestricted Subsidiary" means (a) any Subsidiary that at the time of determination shall be an Unrestricted Subsidiary (as designated by the Board of Directors of the Company, as provided below) and (b) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of the Company may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary so long as (i) neither the Company nor any Restricted Subsidiary is directly or indirectly liable for any Indebtedness of such Subsidiary, (ii) no default with respect to any Indebtedness of such Subsidiary would permit (upon notice, lapse of time or otherwise) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity, (iii) any Investment in such Subsidiary made as a result of designating such Subsidiary an Unrestricted Subsidiary will not violate the provisions of the "Limitation on Restricted Payments" covenant,
(iv) neither the Company nor any Restricted Subsidiary has a contract, agreement, arrangement, understanding or obligation of any kind, whether written or oral, with such Subsidiary other than those that might be obtained at the time from persons who are not Affiliates of the Company, and (v) neither the Company nor any Restricted Subsidiary has any obligation (1) to subscribe for additional shares of Capital Stock or other equity interest in such Subsidiary, or (2) to maintain or preserve such Subsidiary's financial condition or to cause such Subsidiary to achieve certain levels of operating results. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing a board resolution with the Trustee giving effect to such designation. The Board of Directors of the Company may designate any Unrestricted Subsidiary as a Restricted Subsidiary if immediately after giving effect to such designation, there would be no Default or Event of Default under the Indenture.

      "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of any Person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

           CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES


Exchange of Old Notes for New Notes

      The following summary describes the principal U.S. federal income tax consequences to Noteholders of the exchange of the Old Notes for New Notes. This summary is intended to address the beneficial owners of Notes that are citizens or residents of the United States, corporations, partnerships or other entities created or organized in or under the laws of the United States or any State, or estates or trusts the income of which is subject to U.S. federal income taxation regardless of its source that will hold the New Notes as capital assets.

      The exchange of Old Notes for New Notes (the "Exchange") pursuant to the Exchange Offer will not be a taxable event for U.S. federal income tax purposes. As a result, a holder of an Old Note whose Old Note is accepted in an Exchange Offer will not recognize gain on the Exchange. A tendering holder's tax basis in the New Notes will be the same as such holder's tax basis in its Old Notes. A tendering holder's holding period for the New Notes received pursuant to the Exchange Offer will include its holding period for the Old Notes surrendered therefor.

      ALL HOLDERS OF OLD NOTES ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE UNITED STATES FEDERAL, STATE AND LOCAL TAX CONSEQUENCES OF THE EXCHANGE OF OLD NOTES FOR NEW NOTES AND OF THE OWNERSHIP AND DISPOSITION OF NEW NOTES RECEIVED IN THE EXCHANGE OFFER IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES.

                       PLAN OF DISTRIBUTION

      Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that, starting on the Expiration Date and ending on the close of business 180 days after the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until such date, all broker-dealers effecting transactions in the New Notes may be required to deliver a prospectus.

      The Company will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

      Starting on the Expiration Date, the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the Holders of the Notes) other than commissions or concessions of any brokers or dealers and will indemnify the Holders of the New Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                          LEGAL MATTERS

      The validity of the New Notes and certain United States
Federal income taxation matters will be passed upon for Continental by Cleary, Gottlieb, Steen & Hamilton, New York, New
York.

                             EXPERTS

      The consolidated financial statements (including schedules) of Continental Airlines, Inc. appearing in Continental Airlines, Inc.'s Annual Report (Form 10-K) as of December 31, 1995 and 1994, and for the two years ended December 31, 1995 and the period April 28, 1993 through December 31, 1993, and the consolidated statements of operations, redeemable and non-redeemable preferred stock and common stockholders' equity and cash flows of Continental Airlines Holdings, Inc. for the period January 1, 1993 through April 27, 1993, incorporated by reference in this Prospectus have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon included therein and incorporated herein by reference, in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

================================    =================================

No person  has been  authorized
to give any information or to
make any representations other
than those contained or                 Continental Airlines, Inc.
incorporated by reference in
this Prospectus and the                    Offer to Exchange
accompanying Letter of                 9 1/2% Senior Notes due 2001,
Transmittal and, if given or
made, such information or              which have been registered
representations must not be                    under the
relied  upon as having been            Securities Act of 1933, as
authorized by the Company or                    amended,
the Exchange Agent.  Neither
this Prospectus nor the                 for any and all outstanding
accompanying Letter of                  9 1/2% Senior Notes due 2001
Transmittal, or both together,
constitute an offer to sell or
the solicitation of an offer
to buy securities in any
jurisdiction to any person to
whom it is unlawful to make
such offer or solicitation.
Neither the delivery of this
Prospectus, nor the
accompanying Letter of
Transmittal, or both together,
nor any sale made hereunder
shall, under any circumstances,
create an implication that
there has been no change in
the affairs of the Company
since the date hereof or
thereof or that the information
contained herein is correct
at any time subsequent to the
date hereof or thereof.

       TABLE OF CONTENTS
                             Page

Available Information........  3
Incorporation of Certain
Documents                                      PROSPECTUS
     by Reference............  3
Prospectus Summary...........  4
Risk Factors.................  9
Recent Developments.......... 14

Use of Proceeds.............. 15            January 27, 1997

Ratio of Earnings to Fixed
Charges...................... 15
Selected Financial Data...... 16
The Exchange Offer........... 18
Description of the New Notes. 25
Certain U.S. Federal Income
  Tax Consequences........... 39
Plan of Distribution......... 39
Legal Matters................ 40
Experts...................... 40


================================    =================================

                             PART II

              INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers.

      The Company's Certificate of Incorporation and Bylaws provide that the Company will indemnify each of its directors and officers to the full extent permitted by the laws of the State of Delaware and may indemnify certain other persons as authorized by the Delaware General Corporation Law (the "GCL"). Section 145 of the GCL provides as follows:

      "(a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

      (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

      (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

      (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections
(a) and (b). Such determination shall be made (1) by a majority vote of the board of directors who are not parties to such action, suit or proceeding, even though less than a quorum, or
(2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

      (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

      (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

      (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

      (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent for such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

      (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

      (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

      (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees)."

      The Certificate of Incorporation and Bylaws also limit the personal liability of directors to the Company and its stockholders for monetary damages resulting from certain breaches of the directors' fiduciary duties. The bylaws of the Company provide as follows:

      "No Director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the. . . GCL, or (iv) for any transaction from which the Director derived any improper personal benefit. If the GCL is amended to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of Directors of the Corporation shall be eliminated or limited to the full extent permitted by the GCL, as so amended."

      The Company maintains directors' and officers' liability insurance.

Item 21.  Exhibits.

Exhibit
Number                        Exhibit Description
-------                       -------------------

Exhibit 1.1* Purchase Agreement, dated as of December 4, 1996, between Continental Airlines, Inc. and Lehman Brothers Inc., as the Initial Purchaser
Exhibit 4.1*    Form of 9 1/2% Senior  Notes due 2001  (included in
                Exhibit 4.2)
Exhibit 4.2*    Indenture,   dated  as  of  December  10,  1996,
                between Continental Airlines, Inc. and Texas Commerce Bank National Association, as Trustee, relating to 9 1/2% Senior Notes due 2001
Exhibit 4.3*    Registration Rights Agreement, dated as of
                December 10, 1996, between Continental
                Airlines, Inc. and Lehman Brothers Inc., as the
                Initial Purchaser
Exhibit 5.1*    Opinion of Cleary,  Gottlieb,  Steen & Hamilton,
                counsel   for   Continental   Airlines,    Inc.,
                relating to the New Notes
Exhibit 12*     Computation   of  Ratio  of  Earnings  to  Fixed
                Charges
Exhibit 23.1*   Consent of Ernst & Young LLP
Exhibit 23.2**  Consent of Cleary,  Gottlieb,  Steen & Hamilton,
                counsel   for   Continental    Airlines,    Inc.
Exhibit 24.1*** Powers of Attorney
Exhibit 25.1* Statement of Eligibility of Texas Commerce Bank National Association, as Trustee, relating to Senior Debt Securities, on Form T-1
Exhibit 99.1*   Form of Letter of Transmittal
Exhibit 99.2*   Form of Notice of Guaranteed Delivery
Exhibit 99.3* Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees
Exhibit 99.4*   Form of Letter to Clients

_________________

*    Previously filed.
**   Refiled herewith.
***  Supplement to the previous filing.


Item 22.  Undertakings.

The undersigned Registrant hereby undertakes:


           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section l0(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

              provided, however, that paragraphs (1)(i) and
              (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.


           (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plans annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by any such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether or not such indemnification is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.


           The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.


           The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.


           The undersigned registrant hereby undertakes that:

           (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b))(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

           (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                            SIGNATURES


           Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on January 24, 1997.

                                  CONTINENTAL AIRLINES, INC.


                                  By:  /s/ Jeffery A. Smisek
                                     -------------------------------
                                       Jeffery A. Smisek
                                       Executive Vice President



           Pursuant to the requirements of the Securities Act of 1933, this amendment has been signed by the following persons in the capacities indicated, on January 24, 1997.

            Signature                             Title

                        *          Chairman of the Board and Chief
-------------------------------    Executive Officer (Principal
        Gordon M. Bethune          Executive Officer) and Director

                        *          Executive Vice President and Chief
-------------------------------    Financial Officer
       Lawrence W. Kellner         (Principal Financial Officer)

                        *          Vice President and Controller
-------------------------------    (Principal Accounting Officer)
         Michael P. Bonds

                        *          Director
-------------------------------
      Thomas J. Barrack, Jr.

                        *          Director
-------------------------------
      Lloyd M. Bentsen, Jr.

                        *          Director
-------------------------------
         David Bonderman

                        *          Director
-------------------------------
       Gregory D. Brenneman

                        *          Director
-------------------------------
          Patrick Foley

                        *          Director
-------------------------------
     Douglas H. McCorkindale

                        *          Director
-------------------------------
        George G.C. Parker

                        *          Director
-------------------------------
         Richard W. Pogue

                        *          Director
-------------------------------
       William S. Price III

                        *          Director
-------------------------------
         Donald L. Sturm

                        *          Director
-------------------------------
      Karen Hastie Williams

                        *          Director
-------------------------------
       Charles A. Yamarone


*By:  /s/ Scott R. Peterson
    -------------------------------
     Scott R. Peterson,
     Attorney-in-fact

                          EXHIBIT INDEX

Exhibit
Number                        Exhibit Description
-------                       -------------------

Exhibit 1.1* Purchase Agreement, dated as of December 4, 1996, between Continental Airlines, Inc. and Lehman Brothers Inc., as the Initial Purchaser
Exhibit 4.1*    Form of 9 1/2% Senior  Notes due 2001  (included in
                Exhibit 4.2)
Exhibit 4.2*    Indenture,   dated  as  of  December  10,  1996,
                between Continental Airlines, Inc. and Texas Commerce Bank National Association, as Trustee, relating to 9 1/2% Senior Notes due 2001
Exhibit 4.3*    Registration Rights Agreement, dated as of
                December 10, 1996, between Continental
                Airlines, Inc. and Lehman Brothers Inc., as the
                Initial Purchaser
Exhibit 5.1*    Opinion of Cleary,  Gottlieb,  Steen & Hamilton,
                counsel   for   Continental   Airlines,    Inc.,
                relating to the New Notes
Exhibit 12*     Computation   of  Ratio  of  Earnings  to  Fixed
                Charges
Exhibit 23.1*   Consent of Ernst & Young LLP
Exhibit 23.2**  Consent of Cleary,  Gottlieb,  Steen & Hamilton,
                counsel   for   Continental    Airlines,    Inc.
Exhibit 24.1*** Powers of Attorney
Exhibit 25.1* Statement of Eligibility of Texas Commerce Bank National Association, as Trustee, relating to Senior Debt Securities, on Form T-1
Exhibit 99.1*   Form of Letter of Transmittal
Exhibit 99.2*   Form of Notice of Guaranteed Delivery
Exhibit 99.3* Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees
Exhibit 99.4*   Form of Letter to Clients

________________

*    Previously filed.
**   Refiled herewith.
***  Supplement to the previous filing.